   As filed with the Securities and Exchange Commission on December 12, 2002
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-100178


                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          _____________________________

                             AMENDMENT NO. 2 TO THE

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

     NEVADA                           3651                       87-0438640
(State or other          (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
Organization)

                          200 MADONNA BLVD., 2ND FLR. N
                             TIERRA VERDE, FL 33715
                                 (727) 866-7440
                                 (727) 866-7480
        (Address and telephone number of principal executive offices and principal place of business)


                            GEORGE S. BERNARDICH, III

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          200 MADONNA BLVD., 2ND FLR. N
                             TIERRA VERDE, FL 33715
                                 (727) 866-7440

            (Name, address and telephone number of agent for service)
                     ________________________________________

                                   Copies to:
                                Gregory Sichenzia
                                 Thomas A. Rose
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                   ________________________________________

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                            ________________________


                         CALCULATION OF REGISTRATION FEE
======================================= ================ ================== ==================== =============
                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING  REGISTRATION
       TO BE REGISTERED                   REGISTERED (1)     SECURITY(2)            PRICE              FEE
--------------------------------------- ---------------- ------------------ -------------------- -------------
Shares of common stock, $.001 par value    54,495,913(3)        $0.075         $4,087,193.48        $ 376.03

Shares of common stock, $.001 par value     6,000,000(4)        $0.075         $  450,000.00        $  41.40

Total                                                                          $4,537,193.48        $ 417.43*
======================================= ================ ================== ==================== =============

*    Previously paid

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of outstanding warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants to account for markt fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 12, 2002.

(3) Includes 200% of the shares underlying convertible debentures to account for market fluctuations.

(4) Includes 200% of the shares underlying warrants exercisable at $.10 per share to account for market fluctuations.

                         _____________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION, DATED DECEMBER 12, 2002


     The information in this prospectus is not complete and may be changed.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                              60,495,913 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of 60,495,913 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.

         We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SEVU." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 12, 2002, was $.075.

_____________________________

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                         _____________________________

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is _______, 2002.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY SEAVIEW VIDEO TECHNOLOGY INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL STATEMENTS AND THE DEBENTURES TO THE FINANCIAL STATEMENTS.

SEAVIEW VIDEO TECHNOLOGY, INC.

         We are engaged through our Marine Products Segment in the marketing and sale of underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. We are also engaged through our Security Products Segment in the development, marketing and sale of proprietary video security network devices and consumer electronic products, that utilize patented technologies, licensed by us, to retailers, commercial businesses and original equipment manufacturers throughout the United States.

         Our principal offices are located at 200 Madonna Boulevard, Tierra Verde, Florida 33715, and our telephone number is (727) 866-7440. We were formed under the laws of the state of Utah, but subsequently changed our domicile to Nevada.

THE OFFERING

Common stock offered by selling stockholders......................     Up to 60,495,913 shares, based on current
(includes 200% of the shares underlying convertible debentures and     market prices and assuming full conversion
warrants to account for market fluctuations)                           of the convertible debentures, with interest for
                                                                       one year and the full exercise of the
                                                                       warrants. This number represents 55.61% of
                                                                       our current outstanding stock
Common stock to be outstanding after the offering.................     Up to 97,632,461 shares
Use of proceeds...................................................     We will not receive any proceeds from the
                                                                       sale of the common stock.
Over-The-Counter Bulletin Board Symbol............................     SEVU

         The above information regarding common stock to be outstanding after the offering is based on 37,136,548 shares of common stock outstanding as of December 12, 2002 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted.

         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         See the "Selling Stockholder" and "Risk Facor" sections for a complete description of the convertible debentures.

RISK FACTORS

THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS:

WE HAVE HAD LOSSES SINCE OUR INCEPTION. WE EXPECT LOSSES TO CONTINUE IN THE FUTURE AND THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

         We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2001 and 2000, we had a net loss of ($2,829,836) and ($3,643,783), respectively. For the nine month period ended September 30, 2002, we had a net loss of ($3,961,901). We expect to continue to incur significant operating expenses as we maintain our current line of power-line products and continue research and development toward new advance power-line technologies. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available, of which there can be no assurance, you may experience significant additional dilution.

WE CHANGED THE FOCUS OF OUR BUSINESS FROM MARINE PRODUCTS TO SECURITY PRODUCTS, WHICH WE MAY NOT BE SUCCESSFUL IN AND OUR EARNINGS MAY DECREASE.

         We changed the focus of our business from marine products to security products. We have limited capital to undertake the change, must shift the focus of our expenditures and may incur inventory write-offs. As a result, if we are unable to be successful in this new business, our earnings may decrease.

OUR FAILURE TO RESPOND TO RAPID CHANGE IN THE MARKET FOR INDUCTION RADIO FREQUENCY SYSTEMS COULD CAUSE US TO LOSE REVENUE AND HARM OUR COMPETITIVE POSITION.

         Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for technology that enables video transmission over AC and DC electrical conductors. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide technology that appeals to our customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED.

         We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2002. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of our technology and products.

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY.

         As a result of our limited operating history and the rapidly changing nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. These factors include the following, as well as others discussed elsewhere in this section:

         --   how and when we introduce new products and services and enhance our existing products and services;
         --   our ability to attract and retain new customers and satisfy our customers' demands;
         --   the timing and success of our brand-building and marketing campaigns;
         --   our ability to establish and maintain strategic relationships;

         --   our ability to attract, train and retain key personnel;
         --   the emergence and success of new and existing competition;
         --   varying operating costs and capital expenditures related to the expansion of our business operations and infrastructure,
              domestically and internationally, including the hiring of new employees;
         --   changes in the mix of products and services that we sell to our customers;
         --   costs and effects related to the acquisition of businesses or technology and related integration; and
         --   costs of litigation and intellectual property protection.

         In addition, because the market for our products and services is relatively new and rapidly changing, it is difficult to predict future financial results.

         For these reasons, you should not rely on period-to-period comparisons of our financial results, if any, as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated April 10, 2002, our independent auditors stated that our financial statements for the year ended December 31, 2001 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2001 in the amount of $2,829,836 and an accumulated deficit of $6,484,289 as of December 31, 2001. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE HAVE A FEW PROPRIETARY RIGHTS, THE LACK OF WHICH MAY MAKE IT EASIER FOR OUR COMPETITORS TO COMPETE AGAINST US.

         We attempt to protect our limited proprietary property through copyright, trademark, trade secret, nondisclosure and confidentiality measures. Such protections, however, may not preclude competitors from developing similar technologies. Any inability to adequately protect our proprietary technology could harm our ability to compete.

         Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect with a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection and are time-consuming and expensive to obtain and/or maintain. Further, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

WE ARE A DEFENDANT IN A CLASS ACTION SUIT.

         We are a defendant in a consolidated class action lawsuit pending in the United States District Court for the Middle District of Florida against us and Richard McBride, our former chief executive officer. The plaintiffs claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001:

         o    we and Mr. McBride misstated our sales and revenue figures;
         o    improperly recognized revenues;
         o    misrepresented the nature and extent of our dealer network;
         o falsely touted purported sales contracts and agreements with large retailers;
         o misrepresented our ability to manufacture, or to have manufactured, our products; and
         o misrepresented our likelihood of achieving certain publicly announced sales targets.

The consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now also seeks relief against James Cox, former director, on the same grounds as the claims against us and McBride.

         On May 17, 2002, we reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the action. In the settlement, we would tender 6,000,000 shares of our common stock to the class participants. In addition, we would pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration. In the Memorandum of Understanding, we and the plaintiffs' counsel have agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement is conditional upon receiving final judicial approval of the Stipulation. However, there can be no assurances that the Settlement will be accepted by the court and receive judicial approval.

WE ARE BEING INVESTIGATED BY THE SECURITIES AND EXCHANGE COMMISSION.

         The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former chairman, president and chief executive officer, resigned from all positions with us. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired), and Christy Mutlu, Doug Bauer, CFO, and J. R. Cox, former director, have also testified before the SEC. Although our legal counsel indicates that this matter will be resolved with no adverse actions against us, we can give no assurances that the SEC will not recommend an enforcement action against us.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of December 12, 2002, we had 37,136,548 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 27,247,956 shares of common stock at current market prices, and outstanding options and warrants to purchase 4,396,000 shares of common stock. Moreover, we have proposed a settlement to issue 6,000,000 shares to shareholders pursuant to a class action. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

          Our obligation to issue shares upon conversion of our convertible securities is essentially limitless.

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of December 12, 2002 of $0.075.

                                        With             Number of Shares      Percentage of
% Below Market    Price Per Share   Discount of 50%         Issuable        Outstanding Stock
--------------    ---------------   ---------------         --------        -----------------
       25%              $.0563             .0282             35,460,992              49%
       50%              $.0375             .0188             53,191,489              59%
       75%              $.0188             .0094            106,382,978              74%


As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible debentures are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In September 2002, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 convertible debentures outstanding, the investor is obligated to purchase additional convertible debentures in the aggregate of $300,000. In addition, any event of default as described in the convertible debentures could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 22.70% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

         As of September 25, 2002, our executive officers, directors and affiliated persons beneficially own approximately 22.70% of our common stock. George S. Bernardich, III, our president, chief executive officer and chairman of the board, beneficially owns approximately 11.72% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

         --   elect or defeat the election of our directors;
         --   amend or prevent amendment of our articles of incorporation or bylaws;
         --   effect or prevent a merger, sale of assets or other corporate transaction; and
         --   control the outcome of any other matter submitted to the
              stockholders for vote.

         As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

        o that a broker or dealer approve a person's account for transactions in penny stocks; and
        o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

        o obtain financial information and investment experience objectives of the person; and
        o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

        o sets forth the basis on which the broker or dealer made the suitability determination; and
        o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "SEVU." Our common stock has been quoted on the OTCBB since April of 1999.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                              Low($)      High ($)
                              ------      --------
2000
----
First Quarter                  1.22        21.25
Second Quarter                 8.13        14.75
Third Quarter                  7.75        13.25
Fourth Quarter                 1.88        11.56

2001
----
First Quarter                   .72         5.19
Second Quarter                  .20         1.84
Third Quarter                   .27          .75
Fourth Quarter                  .27         1.35

2002
----
First Quarter                   .17          .49
Second Quarter                  .14          .53
Third Quarter*                  .075         .21

*(as of December 12, 2002)

HOLDERS

         As of December 12, 2002 we had approximately 1,316 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Signature Stock Transfer Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         --   discuss our future expectations;
         --   contain projections of our future results of operations or of our financial condition; and
         --   state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

During the quarterly period ended September 30, 2002, management focused its efforts essentially in the same areas as the previous quarter:

        o   Securing interim and long-term financing

        o Continuation of R & D efforts for all power line products, including the SecureView product line, DC transportation systems, and parking lot surveillance systems

        o   Solidifying overseas production capabilities

        o   Manufacturing and delivering current customer orders

As we reported in our 10QSB filed on August 19, 2002, for the second quarter ended June 30, 2002, the Company entered its fiscal third quarter in an undercapitalized position. On September 20, 2002, near the quarter's end, the Company was able to secure financing in the form of a $1,000,000 convertible debenture with a one year maturity. (See "liquidity & capital resources" or Note 5 to the financial statements)

The Company continued to make considerable progress in the Research & Development area for all of its power line products. Final-stage development of the Company's DC Video boards for the transportation market continued, as did the certification testing in both lab and field environments. The product was presented and tested with several additional potential customers during the quarter, with very positive results. The Company also began the design phase with limited testing for several new form factors (in addition to its "camera in a light bulb") in its SecureView product line.

The Company continued to solidify overseas production capabilities. The manufacturing cost reductions gained through these arrangements will allow the Company's sales personnel to offer large consumer retailers better selling price points for the Company's retail consumer power line products.

Despite the lack of working capital, with commitments from several vendors and the addition of accounts receivable factoring, the Company was able to maintain a steady flow of shipments to customers throughout the quarter. For the quarter ended September 30, 2002, the Company's net revenue increased 28% compared to the same quarter in the previous year. (See "Results of Operations")

Results of Operations

NINE MONTHS ENDED SEPTEMBER 30,2002 AND SEPTEMBER 30, 2001

NET REVENUE. Net revenue decreased 24% from $683,216 for the nine months ended September 30, 2001 to $518,315 for the nine months ended September 30, 2002. Marine product segment sales were $204,009 or 39% of total revenues for the nine months ended September 30, 2002 compared to $683,216, or 100% of total revenues, for the nine months ended September 30, 2001. Overall, marine product sales decreased $479,207, or 70%, from $683,216 for the nine-month period ended September 30, 2001 to $204,009 for the same period in 2002. Security product segment sales were $314,306 or 61% of total revenues for the nine months ended September 30, 2002. The Company's security products were first introduced for sale in May of 2001 and there were no sales of these products during the nine months ended September 30, 2001. The sluggish economy adversely affected our sales volumes and pricing in the marine products segment, as well as the Company's decision to reduce its advertising and attendance at marine trade shows to conserve financial resources. In addition, using such limited resources, we began to concentrate our focus on the development and sale of our security products following their introduction in May of 2001. As a result, we currently anticipate that security product sales will grow substantially faster than marine product sales, such that in the near term security product sales, which represent 61% of our sales for the nine months ended September 30, 2002, will contribute the majority of our total future net revenues.

COST OF GOODS SOLD. Cost of Goods sold increased 3% from $344,617 for the nine months ended September 30, 2001 to $356,442 (before inventory write-down) for the nine months ended September 30, 2002. As a percentage of net revenue, cost of goods sold increased to 69% from 50% in the prior year comparative nine months ended September 2001. Cost of goods sold for the marine products segment decreased $237,717, or 69%, from $344,617 for the nine month period ended September 30, 2001 to $106,900 for the same period in 2002. As a percentage of revenue, cost of goods sold for the marine product segment increased from 50% for the nine-months ended September 30, 2001 to 52% for same period in 2002. Cost of goods sold for the security products segment amounted to $249,542 for the nine-months ended September 30, 2002, with no comparable amounts from the same period in the prior year, since there were no product sales during that period. As a percentage of revenue, cost of goods sold for the security products segment amounted to 79%. Total cost of goods sold decreased because of lower sales volumes, as discussed under net revenues, above. In addition, the increase in the cost of goods sold as a percentage of net revenues for the marine products segment was due primarily to Managements' decision to restructure its sales strategy by driving its sales through larger distributors rather than selling directly to the end user, higher manufacturing costs and, finally, wholesale price reductions to offset competitive pressures. The Company currently expects an overall decrease in the cost of goods sold as a percentage of net revenues for the security products segment was due to Management's decision to base its 2nd and 3rd quarter pricing on the new cost structure from its overseas manufacturers principally, China, which will commence in approximately the first fiscal quarter of 2003. Costs of manufacturing overseas are significantly lower than the current domestic production costs and has allowed management to meet targeted price points as requested by large consumer retail buyers.

COST OF GOODS SOLD (INVENTORY WRITE-DOWN). For the nine months ended September 30, 2002, the Company recorded an inventory write-down in the amount of $110,221, to lower of cost or market. The write-down was exclusively related the security products segment inventory. The effect on the cost of goods sold for the security product segment for the nine months ended September 30, 2002, after accounting for the one time write-down, results in revised amount of $359,763 or (-14%), compared to 79% before the adjustment. (See cost of goods sold.) The arrangements that the Company has made to manufacture its products overseas has resulted in a significant reduction in total product costs as compared to the domestic product costs for inventory that was purchased in the previous 18 months and currently held in inventory. During the nine months ended September 30, 2002, specifically in the 2nd and 3rd quarters, Management revised the pricing for the Company's security products based on this new cost structure in an attempt to meet targeted price points as requested by large consumer retail buyers. Management determined that the write-down was necessary as the current inventory values would never be realized in the new pricing environment. The inventory is not obsolete, and will be liquidated under the new pricing structure prior to overseas production start-up.

GROSS PROFIT MARGIN. Gross profits on sales for the nine months ended September 30, 2002 amounted to $51,652, or 10% of net revenues, compared to $338,599, or 50% of net revenues, for the nine months ended September 30, 2001. The marine products segment contributed $97,109 and $338,599 of the total gross profit for the nine months ended September 30, 2002 and 2001, respectively. The security products segment contributed ($45,457) of the total gross profit for the nine months ended September 30, 2002; none in 2001. The gross profit percentage for the marine products segment increased from 50% for the nine months ended September 31, 2001 to 48% for the nine months ended September 30, 2002. This decrease was primarily due to management's decision to restructure its sales strategy by driving its marine product sales through larger distributors rather than selling directly to the end user; the higher cost of this approach is believed to be warranted so that internal resources can address the security products segment opportunity. In addition, the Company experienced higher manufacturing costs and was required to reduce security product pricing under competitive pressure during the nine months ended September 30, 2002. The gross profit percentage for the security products segment amounted to -14% for the nine months ended September 30, 2002, with no sales generating gross profits in the same period of the prior year. The Company currently expects a significant future increase in the gross margins attributable to the security products segment as sales increase. The Company currently expects an overall increase in gross profits as a percentage of sales from the transfer of production of security products from domestic to overseas locations, principally China, which lower costs will not be offset by pricing reductions that will accompany the lower pricing.

SALARIES AND WAGES. Salaries and Wages increased 156% from $436,839 for the nine months ended September 30, 2001 to $1,118,699 for the nine months ended September 30, 2002. The increase was due primarily to the addition of executive level employees as the Management prepares to execute its long-term business plan. In addition only partial or no salaries were being paid to executive level employees during the nine months ended September 30, 2001. Due to the shortage of capital throughout the period ended September 30, 2002, a portion of salaries were paid to employees through the issuance of 144 restricted common stock, valued at quoted market prices on last trading day of the month earned. Salaries and Wages includes non-cash stock based compensation of $702,607 for the nine months ended September 30, 2002.

ADVERTISING AND PROMOTION. Advertising and promotions decreased 35% from $257,260 for the nine months ended, September 30, 2001 to $168,307 for the nine months ended, September 30, 2002. The decrease was due primarily to Management's decision sell directly to dealer and large consumer retailer contacts rather than marketing direct to the consumer. Budgetary limitations were also a factor as the Company remained in an under capitalized condition throughout the period. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions. Advertising and promotion are important costs to our operations. These expenses are expected to significantly increase in future periods for the increased emphasis on our security products segment.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization increased 14% from $317,897 for the nine months ended September 30, 2001 to $362,024 for the nine months ended September 30, 2002. There were no significant changes in capital equipment or licensing agreements that had a significant effect on depreciation expense during the nine months ended September 30, 2002. On February 14, 2001, the Company entered into a Licensing Agreement with the Company's Chairman, Richard McBride that provided for a license to exploit certain patented technologies owned by McBride that are associated with technologies under development in connection with our security products segment. The Company exchanged 1,000,000 shares of restricted common stock having a value of $2,130,000 for the license and related consulting services. The shares were valued upon quoted market prices on the date of the Agreement. The total value of the arrangement was allocated between the license and consulting services in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license. The licensing rights are being amortized over their estimated useful lives of five years. Annualized amortization of the license rights is approximately $413,000, of which $309,915 was amortized for the nine months ended September 30, 2002.

RESEARCH & DEVELOPMENT. Research and development expense increased 329% from $45,502 for the nine months ended September 30, 2001, to $195,078 for the nine months ended September 30, 2002. The increase was due to management's decision to authorize expenditures for the refinement of its current product line and develop new products utilizing the Company's patented and licensed technologies. Research and development costs consist of all expenditures related to the improvement and development of the Company's current product line, new product development, and engineering consulting fees associated with licensed technology. Substantially all of our research and development costs and efforts are dedicated to the development of our security products segment. The cost of our research and development activities is borne directly by the Company; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. The expenditures are primarily related to the development of the Company's security products and it expects to continue to invest in the development of these products for the next several years.

PROFESSIONAL FEES. Professional and consulting fees increased 12% from $446,192 for the nine months ended September 30, 2001 to $501,863 for the nine months ended September 30, 2002. The increase was due primarily from accounting expenses incurred to perform the Company's 2001 year end audit; and legal expenses related to the Company's defense of class action litigation and regulatory matters. (See Part II, Item 1, Legal Proceedings.) Professional and consulting fees include fees paid to attorneys, accountants, and business consultants. Professional and consulting fees includes non-cash stock based compensation of $329,475 for the nine months ended September 30, 2002.

OTHER EXPENSES. Other expenses increased 16% from $319,696 for the nine months ended September 30, 2002 to $371,219 for the nine months ended September 30, 2002. A portion of the increase is attributable to the reclassification of rent and utility expenses, which include office rent, storage, telephone, and utilities. The remaining increase is due to an increase in travel expenses. Other expenses also includes travel, delivery, supplies, property taxes, insurance, bank charges, and various other expenses that are classified as miscellaneous.

LITIGATION SETTLEMENT. The Company recorded a charge of $1,200,000 for the nine months ended September 30, 2002 to account for the common stock to be issued under the settlement of a class action lawsuit. The proposed settlement stipulates that we would issue 6,000,000 (six million) shares of our common stock to the class participants. We used the closing market price of $.20 per share on June 28, 2002, to value the recording of the expense. This amount will be adjusted to the actual trading price of our shares on the date of distribution.

THREE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001

NET REVENUE. Net revenue increased 28% from $184,745 for the quarter ended September 30, 2001 to $236,740 for the quarter ended September 30, 2002. Marine product segment sales were $41,743 or 18% of total revenues for the quarter ended September 30, 2002 compared to $184,745, or 100% of total revenues, for the three months ended September 30, 2001. Overall, marine product sales decreased $143,002, or 77%, from $184,745 for the three-month period ended September 30, 2001 to $41,743 for the same period in 2002. Security product segment sales were $194,997 or 82% of total revenues for the quarter ended September 30, 2002. The Company's security products were first introduced for sale in May of 2001 and there were no sales of these products during the three months ended September 30, 2001. The sluggish economy adversely affected our sales volumes and pricing in the marine products segment, as well as the Company's decision to reduce its advertising and attendance at marine trade shows to conserve financial resources.

In addition, using such limited resources, we began to concentrate our focus on the development and sale of our security products following their introduction in May of 2001. As a result, we currently anticipate that security product sales will grow substantially faster than marine product sales, such that in the near term security product sales, which represent 82% of our sales for the three months ended September 30, 2002, will contribute the majority of our total future net revenues.

COST OF GOODS SOLD. Cost of Goods sold increased 98% from $93,568 for the quarter ended September 30, 2001 to $184,871 (before inventory write-down) for the quarter ended September 30, 2002. As a percentage of net revenue, cost of goods sold increased to 78% (before inventory write down) from 51% in the prior year comparative quarter ended September 30, 2001. Cost of goods sold for the marine products segment decreased $78,264, or 84%, from $93,568 for the three month period ended September 30, 2001 to $15,304 for the same period in 2002. As a percentage of revenue, cost of goods sold for the marine product segment decreased from 51% for the three-months ended September 30, 2001 to 37% for same period in 2002. Cost of goods sold for the security products segment amounted to $79,973 for the three-months ended September 30, 2002, with no comparable amounts from the same period in the prior year, since there were no product sales during that period. As a percentage of revenue, cost of goods sold for the security products segment amounted to 41%. Total cost of goods sold decreased because of lower sales volumes, as discussed under net revenues, above. In addition, margins in the marine products segment were virtually unchanged on a comparative basis. The Company currently expects an overall decrease in the cost of goods sold as a percentage of net revenues for the security products segment, due to Management's decision to base its current quarter pricing on the new cost structure from its overseas manufacturers principally, China, which will commence in approximately the first fiscal quarter of 2003. Costs of manufacturing overseas are significantly lower than the current domestic production costs and has allowed management to meet targeted price points as requested by large consumer retail buyers.

COST OF GOODS SOLD (INVENTORY WRITE-DOWN). For the quarter ended September 30, 2002, the Company recorded an inventory write-down in the amount of $110,221, to lower of cost or market. The write-down was exclusively related the security products segment inventory. The effect on the cost of goods sold for the security product segment, after accounting for the one time write-down, results in revised amount of $270,880 or (-39%), compared to 18% before the adjustment. (see cost of goods sold.) The arrangements that the Company has made to manufacture its products overseas has resulted in a significant reduction in total product costs as compared to the domestic product costs for inventory that was purchased in the previous 18 months and currently held in inventory. During the quarter ended September 30, 2002, Management revised the pricing for the Company's security products based on this new cost structure in an attempt to meet targeted price points as requested by large consumer retail buyers. Management determined that the write-down was necessary as the current inventory values would never be realized in the new pricing environment. The inventory is not obsolete, and will be liquidated under the new pricing structure prior to overseas production start-up.

GROSS PROFIT MARGIN. Gross profits on sales for the three months ended September 30, 2002 amounted to ($58,352), or -25% of net revenues, compared to $91,177, or 49% of net revenues, for the three months ended September 30, 2001. The marine products segment contributed $26,441 and $91,177 of the total gross profit for the three months ended September 30, 2002 and 2001, respectively. The security products segment contributed ($84,793) of the total gross profit for the three months ended September 30, 2002; none in 2001. The gross profit percentage for the marine products segment decreased from 49% for the three months ended September 31, 2001 to -25% for the three months ended September 30, 2002. This decrease was primarily due to loss from write-down of inventory during the three months ended September 30, 2002. The gross profit percentage for the security products segment amounted to -43% for the three months ended September 30, 2002, with no sales generating gross profits in the same period of the prior year. The Company currently expects a significant future increase in the gross margins attributable to the security products segment as sales increase. The Company currently expects an overall increase in gross profits as a percentage of sales from the transfer of production of security products from domestic to overseas locations, principally China, which lower costs will not be offset by pricing reductions that will accompany the lower pricing.

SALARIES AND WAGES. Salaries and Wages increased 51% from $117,793 for the quarter ended September 30, 2001 to $178,166 for the quarter ended September 30, 2002. The increase was due primarily to the addition of executive level employees as the Management prepares to execute its long-term business plan. Salaries and Wages includes non-cash stock based compensation of $20,088 as recorded during the quarter.

ADVERTISING AND PROMOTION. Advertising and promotions decreased 90% from $105,323 for the quarter ended, September 30, 2001 to $10,394 for the quarter ended September 30, 2002. The decrease was due primarily to Management's decision sell directly to dealer and large consumer retailer contacts rather than marketing direct to the consumer. Budgetary limitations were also a factor as the Company remained in an under capitalized condition throughout the quarter. The amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions. Advertising and promotion are important costs to our operations. These expenses are expected to significantly increase in future periods for the increased emphasis on our security products segment.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization decreased 3.5% from $123,183 for the quarter ended, September 30, 2001 to $118,772 for the quarter ended September 30, 2002. The decrease was due to the expiration of the depreciable useful lives of a portion of the Company's fixed assets. There were no significant changes in capital equipment or licensing agreements that would have had an effect on depreciation expense. On February 14, 2001, the Company entered into a Licensing Agreement with the Company's Chairman, Richard McBride that provided for a license to exploit certain patented technologies owned by McBride that are associated with technologies under development in connection with our security products segment. The Company exchanged 1,000,000 shares of restricted common stock having a value of $2,130,000 for the license and related consulting services. The shares were valued upon quoted market prices on the date of the Agreement. The total value of the arrangement was allocated between the license and consulting services in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license. The licensing rights are being amortized over their estimated useful lives of five years. Annualized amortization of the license rights is approximately $413,000, of which $103,305 was amortized for the quarter ended September 30, 2002.

RESEARCH & DEVELOPMENT. Research and development expense incurred for quarter ended September 30, 2002 was $8,476. No research and development costs were incurred in the quarter ended September 30, 2001, therefore, no comparative analysis can be made. Research and development costs consist of all expenditures related to the improvement and development of the Company's current product line, new product development, and engineering consulting fees associated with licensed technology. Substantially all of our research and development costs and efforts are dedicated to the development of our security products segment. The cost of our research and development activities is borne directly by the Company; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. The expenditures are primarily related to the development of the Company's security products and it expects to continue to invest in the development of these products for the next several years.

PROFESSIONAL FEES. Professional and consulting fees decreased 12% from $164,585 for the quarter ended September 30, 2001 to $144,860 for the quarter ended September 30, 2002. Professional and consulting fees include fees paid to attorneys, accountants, and business consultants. The decrease was due primarily to a reduction in legal expenses related to the Company's defense of class action litigation and regulatory matters. See Part II, Item 1, Legal Proceedings. Professional and consulting fees includes non-cash stock based compensation of $33,707 for the quarter ended September 30, 2002.

OTHER EXPENSES. Other expenses decreased 16% from $202,235 for the quarter ended September 30, 2002 to $169,032 for the quarter ended September 30, 2002. The decrease was due primarily to Management's effort to reduce overhead operating expenses as part of the down sizing program initiated in the first quarter of the current fiscal year. Other expenses includes rent, storage, utilities, telephone, travel, insurance, supplies, delivery, property taxes, bank charges, and various other expenses that are classified as miscellaneous.

DISCUSSION OF TWELVE MONTHS ENDED DECEMBER 31, 2001 COMPARED WITH THE TWELVE MONTHS ENDED DECEMBER 31, 2000.

NET REVENUE. Net revenue decreased 35% from $1,130,000 for the year ended December 31, 2000 to $732,000 for the year ended December 31, 2001. Marine product segment sales were $412,835 or 56% of total revenues for the year ended December 31, 2001, compared to $1,130,563, or 100% of total revenues for the year ended December 31, 2000. Overall, marine product sales decreased 63% from $1,130,000 for the year ended December 31, 2000 to $412,000 for the year ended December 31, 2001. The sluggish economy adversely affected our sales volumes and pricing in the marine products segment, as well as our decision to reduce our advertising and attendance at marine trade shows to conserve our financial resources. During May 2001, we introduced the SecureView product, a product of the Security Products Segment. While the launch of our SecureView product line contributed $319,000 to net revenues, the overall impact was not as expected due to several potential customers becoming concerned given our pending legal proceedings. Management is aggressively addressing the adverse conditions and believes security product sales will grow substantially faster than marine products, such that in the near term, security product sales, which represent 56% of our sales for the year ended December 31, 2001, will contribute the majority of our total future net revenues.

COST OF GOODS SOLD. Cost of goods sold increased 1.5% from $373,000 for the year ended December 31, 2000 to $378,300 for the year ended December 31, 2001. As a percentage of net revenue, cost of goods sold increased to 52% for the year ended December 31, 2001 from 33% in the prior year. Cost of goods sold for the marine products segment decreased $191,376, or 51%, from $372,975 during the year ended December 31, 2000 to $181,599 during the year ended December 31, 2001. As a percentage of revenue, cost of goods sold for the marine products segment increased from 33% for the year ended December 31, 2000 to 44% for the year ended December 31, 2001. Cost of goods sold for the security products segment amounted to $196,733 for the year ended December 31, 2001, with no comparable amounts from the prior year, since there were no such product sales during that period. As a percentage of revenue, cost of goods sold for the security product sales segment amounted to 62%. Total cost of goods sold decreased because of lower sales volumes, as discussed under net revenues, above. The Company currently expects an overall decrease in the cost of goods sold as a percentage of net revenue for the security products division, due primarily to management's decision to adjust pricing closer to expected lower prices from products manufactures overseas, principally, China, which will commence in approximately the first fiscal quarter of 2003. The increase in the cost of goods percentage of net revenues for the marine products segment was due primarily to two factors. First, there was a slight increase in the cost of components for the product line as we continued to improve the product performance. Second, and most significantly, management reduced the price of the SeaView product lines in an effort to improve sales in a sluggish economy.

GROSS PROFIT MARGIN. Gross profits on sales for the year ended December 31, 2001 amounted to $354,069, or 48% of total sales, compared to $757,588, or 67% of total sales, for the year ended December 31, 2000. The marine products segment contributed $231,236 and $757,588 of the total gross profit for the years ended December 31, 2001 and 2000, respectively. The security products segment contributed $122,833 of the total gross profit for the year ended December 31, 2001; none in 2000. The gross profit percentage for the marine products segment decreased from 67% for the year ended December 31, 2000 to 56% for the year ended December 31, 2001. This decrease was primarily due to higher manufacturing costs and the Company was required to reduce security product pricing under competitive pressure. The gross profit percentage for the security products segment amounted to 38% for year ended December 31, 2001, with no sales generating gross profits in the same period of the prior year. The Company currently expects a significant future increase in the gross margins attributable to the security products segment as sales increase. In addition, the Company currently expects an overall increase in gross profits as a percentage of sales from the transfer of production of security products from domestic to overseas locations, principally China, which lower costs will not be offset by pricing reductions that will accompany the lower pricing.

SALARIES AND WAGES. Salaries and Wages decreased 17% from $969,000 for the year ended December 31, 2000 to $808,000 for the year ended December 31, 2001. In addition, non-cash stock-based compensation comprised $368,000, or 46%, of 2001 compensation expense compared to $137,000, or 14%, of 2000 compensation expense. Salary and Wages comprises employee wages and stock compensations and temporary labor. The decrease was due to us closing our manufacturing and assembly operations in the first quarter of 2001 and simultaneously granting those functions to a third party contractor.

ADVERTISING AND PROMOTIONS. Advertising and promotions decreased by 90% from $2,056,000 during the year ended December 31, 2000 to $199,000 for the year ended December 31, 2001. The decrease was due to shortages in capital available for funding advertising programs. In addition, management has decided to shift its promotional strategy away from direct selling, which previously had been supported via advertising in several industry trade magazines, and through trade show participation. This amount also includes portions of postage, printing, and travel that are attributable to advertising and promotions. Advertising and promotion are important costs to our operations. These expenses are expected to significantly increase in future periods for the increased emphasis on our security products segment.

PROVSION FOR DOUBTFUL ACCOUNTS. The 2001 provision for doubtful accounts of $54,000 increased $30,000 over provisions in 2000. The increase relates to an increased allowance for uncollectible accounts placed on the aged receivables for the year ended December 31, 2001 arising from weakened economy sales. However, credit losses have been within management's overall expectations.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization increased by $380,000 in 2001 to $434,000 due to capitalized license rights acquired during the year. Depreciation and amortization was $53,000 in 2000. On February 14, 2001, we entered into a Licensing Agreement with our former Chairman, Richard McBride that provided for a license to exploit certain patented technologies owned by McBride that are associated with technologies under development in connection with our security products segment. We exchanged 1,000,000 shares of restricted common stock having a value of $2,130,000 for the license and related consulting services. The shares were based upon quoted market prices on the date of the Agreement. The total value of the arrangement was allocated between the consulting and license in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license. The licensing rights are being amortized over their estimated useful lives of five years. Annualized amortization of the license rights is approximately $413,000.

RESEARCH AND DEVELOPMENT. Research and development expense increased 74% from $290,000 for the year ended December 31, 2000 to $506,000 for the year ended December 31, 2000. In addition, non-cash stock-based research and development, principally in the form of consulting services, comprised $414,000, or 81%, of total 2001 expense, compared to $271,000, or 93%, of total 2000 expense. Research and development costs consist of all expenditures related to the improvement and development of its current product line, new product development, and royalties associated with licensed technology. Substantially all of our research and development costs and efforts are dedicated to the development of our security products segment. The cost of our research and development activities is borne directly by the Company; no amounts are borne by our customers, nor are any contracts for customer funded research and development currently anticipated. The increase is directly related to our expenditures for current product improvement and new product development, specifically for our security products segment. We expect to continue to invest in the development of our security products into the foreseeable future.

RENT AND UTILITIES. Rent and utilities decreased by $16,000, to $95,000 for the year ended December 31, 2001. Rent and utilities includes office rent, storage, telephone, and utilities. The decrease was directly related to our move to smaller office space in the 2nd quarter, and the closing of our manufacturing and assembly operation in the 1st quarter.

PROFESSIONAL FEES. Professional and consulting fees increased 51% from $445,000 for the year ended December 31, 2000 to $651,000 for the year ended December 31, 2001. Professional and consulting fees include fees paid to attorneys, accountants, and consultants. The increase was due primarily to an increase in legal expenses related to our defense of litigation and regulatory matters.

OTHER EXPENSES. Other expenses increased by $163,152 to $424,000 for the year ended December 31, 2001. The category other expenses includes: travel, shipping, supplies, property taxes, insurance, bank charges, and various other expenses that are classified as miscellaneous.

         Equity in loss from affiliate decreased to $8,000 during the year ended December 31, 2001 compared to $137,000 during the year ended December 31, 2000. These charges relate to our share of losses from an equity investment in Golden Springs LLC, a start-up health spa in West Central Florida. Equity in losses in 2001 was limited to the remaining carrying value of our investment. We have no obligations, or plans, to fund operations of the affiliate. No further losses are anticipated on this investment.

INCOME TAXES. We have discontinued the recognition of income tax benefits in 2001 and 2000 due to cumulative net losses in recent years, which render the realization of those assets uncertain. The charge in 2000 was related to the establishment of valuation allowances against deferred income tax assets at the beginning of that year. Additional valuation allowances of $624,000 and $1,439,000 were recorded during the years ended December 31, 2001 and 2000, respectively. Net operating losses of $5,300,000 are available to carry forward and offset income tax liabilities, if any, in future periods through 2020.

         As a result of the aforementioned operating activities, we reported a net loss of $2,829,000, or $0.13 per common share, compared to $3,643,000, or $0.30 per common share.

LIQUIDITY & CAPITAL RESOURCES

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of $3,961,901 during the nine months ended September 30, 2002, has used cash of $711,329 during the same period in maintaining its operations, and has a working capital deficiency of $187,883 as of September 30, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's losses have arisen as new management worked through various legal issues it inherited as well as a shortage of capital to execute its business plan. In addition, the Company has devoted significant efforts in the further development and marketing of products in its Security Products Segment, which, while now showing tangible results in the form of purchase orders both received and forthcoming, cannot yet be classified as sufficient to totally fund operations for any period of time.

The Company's ability to continue is dependent upon: raising additional capital to fund operations and development; the further development of the Security Products Segment; and, ultimately, its ability to achieve profitable operations. During the nine months ended September 30, 2002, the Company received $700,000 in debt and equity financing and continues to address several additional financing sources. However, there can be no assurances that additional financing can be obtained on conditions considered by management to be reasonable and appropriate. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

During the quarter ended September 30, 2002, the Company funded its losses from operations by raising capital through the signing of a 12% convertible debenture. Through September 30, 2002, the Company had received installments totaling $700,000 from a total of $1,000,000 available under the note. (See note 5 of the financial statements.)

The Company currently has no material commitments for capital expenditures. However, there are two areas where the management expects significant resources may be required:

        o Because the Company contracts its manufacturing with third parties, and its selling efforts are focused on large retailers, it is expected that additional working capital will be needed to finance the manufacturing of customer purchase orders, when received.

        o The discontinuance of two semiconductor parts used in the manufacture of our security products may require the Company to make advance purchase commitments to wholly satisfy 2002 production requirements. At the time of this filing, management cannot quantify the amount of these potential commitments for two reasons. First, it is difficult to forecast customer orders in the various new markets recently entered. Second, the supplier has not at this time provided the Company with a final date for which production of these components will cease. The Company currently owns in inventory, or can access through third party distributors, enough of these particular components to support a significant increase in revenues over and above the 2001 fiscal year results. It is unknown at this time whether these components will be manufactured by another supplier in the future.

In July, 2002, the Company entered into an agreement for accounts receivable funding with a national funding source as one step in improving its current cash flow. Under this arrangement, eligible customers make their payments directly to the financial institution. Upon receipt of payment, the financial institution remits the balance of the factored account, less its fees, to the Company. To-date, the Company has received aggregate proceeds of $69,000 under the factoring arrangement, related to gross factored accounts receivable of $92,000. The balance will be collected from the factor upon its collection, less its fees that range from 3% to 15% of the gross accounts receivable, depending on the period outstanding (equivalent annual effective interest of 36% to 60%, respectively). The Company is currently working with several other firms to obtain purchase order funding for its current and future purchase orders.

         On May 17, 2002, we reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit discussed in
Note 10 to the Annual Financial Statements. In the settlement, we will issue 6,000,000 shares our common stock to the class participants. Upon satisfaction of the requirements of the Securities Act of 1933, the shares may be resold without regard to Rules 144 or 145(c) of the Securities Act if the holders are not affiliates of any party to the settlement or the registrant and will not be affiliates of the registrant after the settlement shares are distributed. If the holders are affiliates of any party to the settlement prior to the settlement or are affiliates of the registrant prior to or subsequent to the settlement, then the resale of the securities distributed in the settlement may only be accomplished in the manner provided by Rule 145 of the Securities Act. In addition, we will pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration. We and the plaintiffs' counsel have agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement is conditional upon receiving final judicial approval of the Stipulation. However, in management's opinion such approval became probable during its second fiscal quarter of 2002. Accordingly, we have provided for the impending settlement in its second quarter 2002 financial statements by accruing a liability of $1,200,000, which is equal to the current fair market value of the settlement shares, plus an estimated amount for expenses.


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on September 20, 2002 for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors are obligated to provide us with an aggregate of $1,000,000 as follows:

         o    $350,000 was disbursed on September 20, 2002

         o    $350,000 was disbursed on September 30, 2002

         o $300,000 will be disbursed within ten days of the effectiveness of this prospectus.

         Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.10 per share. In addition, we have granted the investors a security interest in substantially all of our assets and registration rights.

         We have executed a non-binding term sheet with these investors for additional financing of up to $5,000,000 only to be made pursuant to mutually acceptable terms. We can give no assurances that this financing will ever take place.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES:

         The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires the consistent application of accounting principles and the use of estimates and assumptions that affect certain reported amounts and disclosures.

         In our view, the most significant and critical estimates are management's estimate of sales returns and the carrying value of net deferred tax assets. We make estimates of sales returns based upon our historical experience of customer returns. Actual returns could differ from those estimates, and such differences will be recorded in the period measurable. Significant differences, if any, would be disclosed in our financial statements. We estimate the carrying value of net deferred tax assets, consisting principally of net operating loss carry forwards, based upon estimates of future taxable income that will be necessary in order to utilize such assets. Net deferred tax assets, amounting to $2,063,000 as of December 31, 2001 may result in future tax savings. However, we believe that our ability to realize those assets does not rise to the "more likely than not criteria" established in Financial Accounting Standard No. 109, Accounting for Income Taxes, at times when we have net historical cumulative net losses for operations. Accordingly, we have provided a valuation allowance against the total balance as of December 31, 2001 and 2000.

RESTATEMENTS:

         The 2000 financial statements have been restated to provide valuation allowances of $1,439,322 against deferred tax assets principally related to net tax operating loss carry forwards. The restatement is necessary because, in the opinion of management, evidence as to the recovery of the deferred tax asset, principally projections of future taxable income, does not rise to the "more likely than not" criteria set forth in Financial Accounting Standards No. 109, Accounting for Income Taxes.

         The 2000 financial statements have also been restated to reduce the original valuation afforded the contribution of the Golden Springs LLC equity investment from $1,027,500 to $146,200. The original valuation was based upon a discounted value of our common stock that the former Chief Executive Officer personally committed to Golden in exchange for the equity investment. Using the context of Accounting Principles Opinion No. 29, Nonmonetary Transactions, as it relates to nonreciprocal transfers from owners, management has made its best estimate of the value of the investment received, based upon all available evidence. Since, at the time of the contribution of the investment to us by the Officer, Golden was in its development stage, with uncertain prospects, and its assets, which consisted primarily of fully debt-encumbered real estate, the revised fair value estimate was based upon our ownership in the net equity contributions of Golden. That is, based upon what others were investing in Golden at that time. The Golden restatement had no effect on our 2000 results of operations.

RECENT ACCOUNTING PRONOUNCEMENTS:

         In April 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections. Under FAS Statement 4, Reporting Gains and Losses from Extinguishments of Debt, all gains and losses from debt extinguishments were required to be aggregated and, if material, classified as an extraordinary item in the statement of operations. By rescinding FAS Statement 4, FAS Statement 145 eliminates the requirement for treatment of extinguishments as extraordinary items. This Statement is effective for the Company on January 1, 2003. However, management does not believe that the Statement will have a material effect on its financial statements.

         In June 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 146, Accounting for Costs Associated with Exit or Disposal Activities. Statement 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. Statement 146, generally requires that a liability for a costs associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit activity was recognized at the date of an entity's commitment to the exit plan. This Statement is effective for the Company on January 1, 2003. However management does not believe that the Statement will have a material effect on its financial statements.

BUSINESS

GENERAL DEVELOPMENT OF BUSINESS

         We were originally incorporated as Gopher, Inc. in the State of Utah on April 16, 1986. In order to change our domicile, we were reorganized under the laws of Nevada on December 30, 1993. On March 24, 1999, we entered into a reorganization agreement with SeaView Underwater Research, Inc., a privately held Florida corporation. At the time of the reorganization, we were a non-operating company whose common stock was not publicly traded. We were, however, subject to the reporting requirements of the Securities Exchange Act of 1934. In connection with the reorganization, we issued 5,000,000 shares of our common stock to SeaView Underwater Research, Inc.'s shareholders in exchange for 100% of SeaView Underwater Research, Inc.'s outstanding shares of common stock and $250,000 cash. For accounting purposes, the reorganization was treated as a recapitalization.

         As a result of the reorganization:

         o    We were the surviving entity;
         o    SeaView Underwater Research, Inc. ceased to exist;
         o SeaView Underwater Research, Inc.'s shareholders gained control of us;
         o Our Board of Directors resigned and were replaced by a Board of Directors selected by Underwater Research, Inc.'s shareholders; and
         o We changed our name to SeaView Underwater Research Inc. to reflect our continuance of Underwater Research, Inc.'s business plan.

         On February 2, 2000, we changed our name to SeaView Video Technology, Inc.

OUR BUSINESS, SEGMENTS AND PRODUCTS

         We are engaged through our Marine Products Segment in the marketing and sale of underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. We are also engaged through our Security Products Segment in the development, marketing and sale of proprietary video security network devices and consumer electronic products, that utilize patented technologies, licensed by us, to retailers, commercial businesses and original equipment manufacturers throughout the United States.

MARINE PRODUCTS SEGMENT

         The original SeaView camera (designated "Offshore Series") was conceived as a lower-price alternative to expensive "scientific" submersible cameras. This innovative design was introduced into the national marketplace in 1998. The flagship product was quickly followed by smaller and lighter variations ("Mini SeaView," "SuperMini") and is produced in both standard black-and-white and optional color versions throughout the model range. Complete ready-to-go systems also include a proprietary viewing hood, a TV monitor, proprietary brackets, a kit of connectors, adapters, and power supply components, and a carrying case.

         SeaView cameras differ from other underwater video devices due to our patented design, and our exclusive (patent pending) infrared-enhanced video system. In October of 2001, we introduced new technology under the brand name "SeaMaster," which extends the advantages of infrared to a dual-mode video chipset, capable of seamless color-to-black-and-white performance within a single camera housing. The new technology also incorporates a built-in zoom function, and offers superior low-light and low-noise response. The SeaMaster product family is positioned as a premium line and priced above the original SeaView product family.

         We also offer accessory products to enhance the performance and functionality of our underwater cameras. "SeaLite" is a high-output DC-powered lighting device for attracting baitfish, night fishing, and general underwater illumination. "Trak-View" is a video accessory, which reproduces global positioning system, or GPS, data on-screen in conjunction with an external GPS receiver, and a SeaView camera or other video device.

PRINCIPAL MARKETS FOR MARINE PRODUCTS

         Underwater cameras appeal to:

         o    recreational boaters, anglers, and divers;
         o    treasure hunters;
         o    professional divers in law enforcement, rescue, and recovery;
         o marine trades, such as commercial fishing, surveyors, contractors, and boatyards; and
         o marine education and research, including environmental and conservation groups.

Governmental entities at the local, state, and national levels also utilize underwater cameras in primarily the same applications as the third and fourth bullet point.

         The primary market geography encompasses all of North America and Canada, plus areas of Central and South America, Caribbean, and Pacific Islands utilizing the National Television System Committee, or NSCT, television format. Special-order products for the Committee Consultatif International des Radiocommunique Phase Alternate Line, or the CCIR (PAL), television format are available in small quantities for customers in other parts of the world.

METHODS OF DISTRIBUTION FOR MARINE PRODUCTS

         We began marketing through direct response in 1998. In 2000, we intensified our efforts to build a network of independent dealers and retailers while continuing to sell direct-to-consumer at boat shows, through magazine advertising, and on the Internet. During the year ending December 31, 2001, we developed new relationships with chain retail, specialty catalog, and e-commerce merchants to broaden and strengthen our selling base. Further expansion in this area is directed toward mass-market retailers in the marine, sporting goods, and discount store categories.

         We consider 2001 to be transitional, as we migrated from a direct to customer and small-retail model to a more conventional wholesale-distribution model. Channel building, branding, infrastructure implementation, cost reduction, and volume pricing are the major components of this strategy.

MARINE PRODUCTS SEGMENT STATUS

         The Marine Products Segment is the more mature segment of our operation. While technological improvements such as SeaMaster are adopted as they occur, video technology has remained relatively stable in the last several years. Ongoing research and development of new marine products continues, but we believe the capital needed for these efforts will not require a materially significant commitment of our assets.

         Our strategy with the new SeaMaster product family is two-fold: The premium product and exclusive advanced technology are a comfortable fit with the upscale sport and catalog retailers, which in turn allows our mature original products to appear at lower price points in high-volume and discount-store venues. The SeaView brand has been well positioned for several years, and we believe that we can capitalize on that awareness through extensive placement with volume retailers.

SOURCES AND AVAILABILITY OF MATERIAL AND PRODUCTION

         We own the molds and tools for the production of our proprietary housings and components. Our camera technology is based on specifications derived in-house and produced by third-party vendors. Sources for plastic raw material, the camera technology, and various component parts and system contents all are well-developed. We have at least one alternate source of supply for each key non-proprietary item. Competitive pricing amongst similar suppliers aids cost control and preserves margin. Additional initiatives are already in place for the high-volume production required for mass-market time sensitive delivery. Key vendors are encouraged to play a partnership role in assuring both high quality and rapid response to changes in production volume.

INTELLECTUAL PROPERTY--MARINE PRODUCTS

         We hold the exclusive rights to the following items relevant to the Marine Products Segment:

        SeaView (trademark, Florida registration)                       12-17-98
        Underwater Camera (design patent granted)                       06-22-99
        SeaView Brochure (U.S. copyright filed)                         01-11-99
        Submersible Video Camera (utility patent granted)               06-10-99
        Underwater Camera (design patent granted)                       12-28-99
        Video Monitor Hood (design patent granted)                      04-11-00
        SeaLite (trademark, registered or filed with the U.S. P.T.O)    06-30-99
        Camera Housing (design patent granted)                          07-25-00
        SeaView (trademark, registered or filed with the U.S. P.T.O)    01-16-01

         All of the above patents expire on the fourteenth year from the date the patent was granted. The trademarks expire on the tenth year from the date he trademark was granted. The copyrights expire on the twenty fifth year from the date the copyright was granted.

         We were granted an exclusive unlimited license, extending through the year 2014, under an agreement in February of 2001 with Rich McBride, our founder and the inventor of the technology. The McBride estate became the licensor upon the death of Rich McBride in October of 2001. At December 31, 2001, the license was fully paid and in good standing. We have no ongoing maintenance obligations attached to this license.

MARINE PRODUCTS SEASONALITY, INDUSTRY PRACTICE

         The geographic distribution of favorable fishing and boating weather minimizes the seasonal impact of our marine products business. As we move further into the wholesale-distribution model, volume shipments to retailers' distribution centers are creating steady flow patterns, rather than peak-and-dip cycles. We offer a two-year warranty (one year replacement, one year parts) on our marine camera products. We also offer refurbishment services on a time and material basis, for products out of warranty.

         At the present time, no single customer accounts for more than 10% of our revenue. Orders are shipped promptly upon receipt, with minor fluctuations typical of ordinary business conditions.

         Our marine products have been available to purchasers with U.S. Governmental Services Administration, or GSA, authority since mid-year of 2000. These listed products, brokered by a minority-owned government contractor also known as our 8-a certified teaming partner, do not generate volume of a material nature at this time. Other governmental entities without GSA authority purchase direct from us via purchase order. The Marine Products Segment has no large volume or long-term contracts of a material nature with any government entity.

COMPETITION

         Underwater video is a niche market that has become increasingly competitive in the last two years. Few barriers to entry exist for new competitors in the direct-response market. Further, many of the newer designs are similar to one another. We remain confident in the strength of our patents and the validity of our designs, especially our proprietary infrared advantage. Our major competitor in the freshwater video market presently enjoys a geographic advantage in the upper Midwest and a good position in marine specialty stores and catalogs, which minimize discounting and price erosion.

SECURITY PRODUCTS SEGMENT

         Through our Security Products Segment, we develop, market and sell proprietary video security network devices and consumer electronic products that utilize patented technologies, licensed by us, to retailers, commercial businesses and original equipment manufacturers throughout the United States. The trademarked name, "SecureView," is the key brand identifier for a range of our security products incorporating the Induction Radio-Frequency System, or IRFS, a technology which enables video transmission over AC and DC electrical conductors. IRFS is categorized within a larger industry segment commonly referred to as Power Line Communications.

THE POWERLINE CONCEPT

         Electrical wiring is nearly universal, present in practically every building constructed in the past century. The reach and ubiquity of the power grid stretches from major metropolitan centers to rural areas.

         Within the walls of a single structure, the topology of an electrical distribution system is a network of wiring which branches into every room within the structure.

         The concept of Powerline Communication, or PLC, was born early in the history of electrification. Scientists and engineers recognized the potential value of "the grid" as a channel for more than just electricity. Until the arrival of transistorized circuitry, their concepts were unreachable. Once thought to be valuable only to utility companies, PLC technologies began to emerge on the open market, and formed the core of several consumer and industrial initiatives.

         In 1999, our founder, Rich McBride, conceived a surveillance camera utilizing the form of a common flood lamp. The combination of PLC technology and video surveillance proved to be a perfect fit in the emerging home-security marketplace. SecureView, the "powerline camera in a light bulb," was introduced in 2000 and began shipping in quantity in the spring of 2001.

         Unlike previous PLC applications, SecureView communicates on the power line in a way that ignores the sinusoidal line frequency and line voltage on the wire. The video signal is modulated, then coupled to the electrical wire via a proprietary device. At the receiving end--basically anywhere within the home--the same component couples to a demodulator circuit. The video signal output is standard line-level format, compatible with any TV or VCR. No additional components are needed; installation is as simple as screwing in the light-bulb camera and plugging in the receiver.

         The power line, while ubiquitous, is not uniform in its characteristics--and in fact is a "moving target" whose characteristics vary over time. We can offer compelling arguments, based on fundamentals of physics, that our IRFS technology is the only wideband-capable PLC technique that produces consistent results in the shape-shifting environment of the power line. Further, the technology is eminently portable, performing equally well on AC voltages, DC voltages, or unpowered conductors.

PRINCIPAL SECURITY PRODUCTS

         Principal products in this Segment fall into two subcategories:
Consumer Security Products and  Commercial Security Products.

CONSUMER SECURITY PRODUCTS--DESCRIPTION AND STATUS

         The light-bulb camera is currently retailing in two forms, one for indoor use and one for outdoor use. The outdoor model is weatherproof. A "box set" adaptation enables the end-user to connect an external video camera to the IRFS transmitting device, with the receiver-decoder "back end" unit identical to that of the light-bulb-camera system. The "box set" adaptation and "raw-board" IRFS circuitry are available to qualified OEMs and VARs within the trade, for inclusion in their own customized offerings. Additional products are in the development pipeline now. Applications include security surveillance for home and small business; baby monitor; nanny-cam; and "look-in" remote viewing via dial-up or Internet (utilizing PC accessory kits now available through the aftermarket).

PRINCIPAL MARKETS--CONSUMER SECURITY PRODUCTS

         Circuit television video surveillance, also known as CCTV, has been included in the security plans of businesses large and small. Most businesses purchase CCTV equipment either from a specialized CCTV contractor or as a part of a broader alarm and security package from an integrated-systems vendor.

         The technology has been slow to trickle down to the small business and consumer sectors, in part due to the relative complexity of installation. This is especially true in retrofit installations. While new home construction can include the cabling for CCTV as a part of the homebuilding schedule, existing construction requires substantial drilling and labor to achieve the same result.

         Further, once the wiring is in place, moving a camera involves the relocation of the associated wiring.

         Our SecureView consumer product, the "powerline camera in a light bulb, "overcomes these issues by using the bulding's electrical wiring to deliver live video from the camera to any TV or VCR. The "plug and play" simplicity of installation and the ubiquity of the power line give our consumer products a unique advantage.

         Retailers and mass merchandisers have realized that products with complex installation procedures may not "stay sold," since many do-it-yourselfers lack the technical skill necessary to successfully install the product. Thus there is a general lack of security and CCTV products in the mass retail channel.

         The SecureView light bulb camera and its future sister products supply a unique opportunity to these retailers, enabling them to sell high technology, simplicity, and convenience in a single package.

         In 2001, we were able to accomplish product placement with several significant specialty-catalog retailers, most notably SuperCircuits and SmartHome. While these venues did not produce high sales volumes, they provided valuable feedback for subsequent efforts to place and price our products. We then developed additional markets through online e-tailers, including SkyMall, Costco.com (an affiliate of Costco Wholesale), and several others.

         We received excellent exposure in 2001 from Popular Science Magazine, and Popular Mechanics Magazinewho publicized our light-bulb camera in new-product feature stories.

         We have made early contact with large retail chains, home-improvement chains, electronic-specialty chains, and discount-store chains. Current efforts focus on completing our pricing structure so that we can move forward with these customers.

COMMERCIAL SECURITY PRODUCTS -- DESCRIPTION

         Our commercial products segment comprises three categories:
Alternating-current PLC video products incorporating our IRFS core technology; direct-current PLC products incorporating our IRFS technology; and conventional video surveillance products for specific applications in government and law enforcement.

PRINCIPAL MARKETS--COMMERCIAL SECURITY PRODUCTS

         Potential customers for our commercial products include multi-unit housing and lodging complexes to warehouses and distribution centers, to malls and stand-alone mass retailers, and many others. Within each segment, specific needs arise. IRFS technology is quickly adaptable to engineered solutions within these segments. Perhaps the most exciting presently is the problem of retrofitting video surveillance in retail store parking lots. Conventional cabling requires significant expense, cutting through pavement to bury the cables. Worse, the perforation of the pavement creates a never-ending maintenance nightmare with the paving itself. A powerline-based solution, in contrast, requires none of these expenses.

         The concept of a "camera without wires" is also of great interest to retailers whose shrinkage and theft "hot zones" move frequently within a store.

         Schools and other public agencies have a need for additional video security, but limited budgets. A further constraint in retrofitting conventional cabled systems is the expense and interruption of pulling wire. IRFS-based video systems are a cost-effective means of adding video security, and allow more flexible deployment based on changing needs.

         Risk management and operator safety are two of the top concerns in the transportation industry. Our DC-operated IRFS solutions allow tractor-trailer operators and RV drivers to operate safely with expanded rear views. Opportunities are great in both original equipment manufacturers and aftermarket.

         A heightened awareness of security issues in the aftermath of September 11th has generated increased interest in our VIC Vehicle Inspection Camera. A military agency purchased samples following extensive testing in 2001. We have received subsequent requests for additional evaluation units from other government agencies. The VIC design was upgraded to include new dual-mode video chipset technology and improvements to the mechanical design. VIC is GSA listed through our teaming partner, New Technology Management Inc., an 8-a certified contractor.

METHODS OF DISTRIBUTION--COMMERCIAL SECURITY PRODUCTS

         We sell parking-lot and in-store systems and components as engineered solutions, directly to end-users. The VIC camera is available direct and through government purchasing channels. We believe that direct distribution will remain the preferred method for most of our commercial products in the near term.

COMMERCIAL SECURITY PRODUCTS--STATUS

         SecureView Parking Lot Surveillance System or SPLSS beta sites are currently operating locally, as field laboratory sites under open work orders from Wal-Mart Stores Inc. and Target Inc. Site surveys requested by other national merchants are being conducted or scheduled. At present, products are engineered solutions, with a high level of site-specific integration. Field laboratory data provides the basis for improvements and revisions geared toward a line of modular products which can be universally deployed in a number of similar environments.

         In-store loss-prevention testing is underway for two large retail chains, each incorporating different system requirements.

         Proof-of-concept units using DC IRFS technology are in the hands of several original-equipment and aftermarket companies with direct connections to the trucking industry. These prospective customers will require specific features (such as integration with their own proprietary camera modules). These customers each service thousands of vehicles per year.

         Our PLC data initiative has been ongoing since early 2000. While others seem content to take the "whatever we can get" approach, we understand that true data connectivity must require a minimum 100-megabit capacity, and we are focusing our energies to that end.

         Ongoing research and development efforts are directed toward developing modular components and on-site measuring equipment, with a goal of minimizing the amount of technical expertise required to perform a successful commercial installation. The benefits are obvious: Electricians and customer personnel can easily deploy our products without the on-site presence of our field engineer. This comprehensive effort, combined with the need for extensive development in the PLC data space, require expenditures which could be significant. We expect some development funds to flow into R&D from large customers with specific requirements. A flexible scheduling program can respond quickly to additional opportunities. As we progress, more modular components will become available and the demand for specifically-engineered solutions will decrease.

         The VIC Vehicle Inspection Camera is a production unit, shipping from stock.

COMPETITION

         Because we are the only manufacturer of our patented IRFS technology, we effectively have no direct competition. Our technology has competitive advantages over other application alternatives in the marketplace such as permanently installed ("hard-wired") CCTV systems, which are burdened by high installation costs and limited flexibility of usage.

         Competition in the consumer marketplace exists primarily in the over-the-air "wireless video" category. Most competitors in this "wireless" space are small companies, and product performance is typically poor.

         In commercial and high-end applications, more robust over-the-air products are available; but they cost much more and typically involve a contractor or value added reseller with sufficient technical skill. Ultimately, they cannot offer the advantages inherent in IRFS technology.

SOURCES AND AVAILABILITY OF MATERIAL AND PRODUCTION

         We own the molds and tools for the production of our proprietary housings and components. Our camera technology is based on specifications derived in-house and produced by third-party vendors. Sources for plastic raw material, the camera technology, and various component parts and system contents all are well-developed.

         Certain low-cost stampings and parts are purchased in bulk from suppliers who run the part once per year. We anticipate our current supply of these parts to be sufficient for the next 12 month period.

         We received notice in December 2001 that two integrated-circuit semiconductor parts used in our security products were to be discontinued in 2002. We entered into negotiations to ensure an adequate supply of these parts based on our forecasts for 2002 production. The uncertainties of actual material-in-process at the chip manufacturer, the actual closing date of chip production, and the availability of wafers and dies which could be finished by a third party, were not fully defined as of the filing date. Our ability to manufacture once the supply of these materials has ceased, is subsequently dependent on our ability to identify alternate parts or acquire the means to transfer production of the current parts to a different manufacturer. We are reasonably confident that the discontinuation will not materially affect our ability to produce finished goods; however, there may be significant changes in the amount of capital required to secure the chip inventory.

INTELLECTUAL PROPERTY--SECURITY PRODUCTS

         We hold exclusive rights to the following patents and trademarks relevant to the Security Products Segment:
        SecureView (trademark, registered or filed with the U.S. P.T.O)         02-28-00

        Video Camera Utilizing Power Line Modulation (utility patent granted)   05-15-00

        Video Camera Housing (design patent granted)                            12-26-00

        Infrared Illumination Device Housing (design patent granted)            12-19-00

        Video Camera Housing (design patent granted)                            12-26-00

        Vehicle Inspection Camera (utility patent granted)                      01-22-01

         All of the above patents expire on the fourteenth year from the date the patent was granted and the trademarks expire on the tenth year from the date he trademark was granted.

         We were granted an exclusive unlimited license, extending through the year 2014, under an agreement in February of 2001 with Rich McBride, our founder and the inventor of the technology. The McBride estate became the licensor upon the death of Rich McBride in October of 2001. At December 31, 2001, the license was fully paid and in good standing. We have no maintenance obligations attached to this license.

         Eight other patents, and additional patents pending, are secured through third party licensing agreements. At December 31, 2001 the licenses remained in good standing.

SEASONALITY, INDUSTRY PRACTICE

         Security is for the most part a non-seasonal industry. For manufacturers, certain times of the year may generate increased order flow. At this stage of market development, we are confident in our ability to meet anticipated demand.

         The ability to meet demand could be affected by other mitigating factors, such as component availability and working capital.

         We have initiated an expansion of our electronic data interchange, or EDI, capability, to ensure the quickest possible response to large retail customers. In planning for volume production, we have structured delivery of finished goods as a direct point-to-point transfer between the final assembly point and the customer's warehouse. In some instances at the early stages of the order cycle, we may utilize a fulfillment service to expedite part of the distribution process. We do not anticipate a significant long-term impact on product cost as a result of this activity.

         At the present time, no single customer, or group of customers under common control, represents sales equal to 10 percent or more of our consolidated revenues.

EMPLOYEES

         We lease our 16 employees from an unrelated employee-leasing company. We also have commissioned-sale arrangements with ten Manufacturer's Sales Representatives, each operating as an independent contractor, servicing all channels of distribution.

DESCRIPTION OF PROPERTIES

         Our corporate facility is located in Tierra Verde, Florida and consists of approximately 3,200 square feet of executive office space. We lease this facility for a monthly base rent of $2,675. The lease expires in June 30, 2003. In addition, we lease approximately 1,500 square feet of warehouse space in Clearwater, Florida. We lease this facility for a monthly base rent of $542 on a month to month basis. We believe that our facilities are adequate for our needs for the foreseeable future.

LEGAL PROCEEDINGS

         We are a defendant in a consolidated class action lawsuit pending in the United States District Court for the Middle District of Florida against us and Richard McBride, our former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against us and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, we and McBride misstated our sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of our dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented our ability to manufacture, or to have manufactured, its products; and misrepresented our likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now also seeks relief against James Cox on the same grounds as the claims against us and McBride.

         In February 2002, we filed our motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, we reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the class action lawsuit discussed in Note 10 to the Annual Financial Statements. In the settlement, we will issue 6,000,000 shares our common stock to the class participants. Upon satisfaction of the requirements of the Securities Act of 1933, the shares may be resold without regard to Rules 144 or 145(c) of the Securities Act if the holders are not affiliates of any party to the settlement or the registrant and will not be affiliates of the registrant after the settlement shares are distributed. If the holders are affiliates of any party to the settlement prior to the settlement or are affiliates of the registrant prior to or subsequent to the settlement, then the resale of the securities distributed in the settlement may only be accomplished in the manner provided by Rule 145 of the Securities Act. In addition, we will pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration. We and the plaintiffs' counsel have agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement is conditional upon receiving final judicial approval of the Stipulation. However, in management's opinion such approval became probable during its second fiscal quarter of 2002. Accordingly, we have provided for the impending settlement in its second quarter 2002 financial statements by accruing a liability of $1,200,000, which is equal to the current fair market value of the settlement shares, plus an estimated amount for expenses.


         The Securities and Exchange Commission's Division of Enforcement began an investigation in January 2001 relating to our financial results and common stock performance during 2000. As a result Richard McBride, former Chairman, President and CEO, resigned from all positions with us. Further, all executives involved with the allegations were replaced during 2001 and Mr. McBride passed away in October 2001. We have cooperated fully with the SEC, which included the testimony of former employees, Col. Larry Hoffman (retired) and Christy Mutlu. Doug Bauer, CFO and J. R. Cox, former director, have also testified before the SEC. Although our legal counsel indicates that this matter will be resolved with no adverse actions against us, we can give no assurances that the SEC will not recommend an enforcement action against us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

          Name                    Age            Position
          ----                    ---            --------
    George S. Bernadich, III       45      Chairman of the Board, President,
                                           and Chief Executive Officer
    Michael A. Ambler              48      Chief Operating Officer
    Douglas Bauer                  40      Chief Financial Officer and Secretary
    Myles J. Gould*                59      Director
    Dr. Bradford M. Gould*         32      Director

     *  Dr. Brad M. Gould is the son of Myles J. Gould.

         Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

GEORGE S. BERNARDICH, III

         Mr. Bernardich joined us in November 2000 following a 28-year career with the J.C. Penney Co., Inc. While at J.C. Penney Co., Inc., Mr. Bernardich's employment included increasing levels of responsibility in store, district, and corporate level management. His most recent positions were Catalog Media Manager / Buyer and Director of Merchandise Synergies for the Eckerd Drug Division. Mr. Bernardich initially served as our Chief Operating Officer until February 2001, when he became our President and Chief Executive Officer. His current term as a Director will continue until the annual meeting of 2002.

MICHAEL A. AMBLER

         Mr. Ambler joined us in February 2001, following a 28-year career with the J.C. Penney Co., Inc. During his career with J.C. Penney Co., Inc., Mr. Ambler served in many areas at increasing levels of responsibility. His most recent responsibilities were Divisional Communications Manager, Senior Buyer, Divisional Merchandise Manager, and a director within the catalog organization.

DOUGLAS A. BAUER

         Mr. Bauer joined us in March of 2001. He received a bachelors degree in Accounting from Miami University, Ohio in 1985, and spent an additional year at Miami's European Center in Luxembourg studying international economics and political science. He spent three years with Price Waterhouse in the audit division of its Atlanta office before moving on to Guardian Industries, a worldwide glass manufacturer and fabricator, where he took the position of operations manager for two newly acquired fabrication businesses. Prior to joining SeaView, Mr. Bauer was a partner in Flowers Direct and eFlowers.com, and served three years as its COO and CFO.

MYLES J. GOULD

         Mr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until the annual meeting of 2002. Mr. Gould has been involved in the development of real estate projects for more than 30 years. His firm, Gould & Company, is based in Atlanta, Georgia. Mr. Gould has developed over 2000 acres for diverse applications including shopping centers, office complexes, and multiple- and single-occupancy residential developments. He has spoken on many occasions on the subject of apartment-to-condominium conversions. Mr. Gould formerly served as a Director for Modular Systems, Inc., a factory-assembled housing company.

DR. BRADFORD M. GOULD

         Dr. Gould has been a Director of us since April 1999, and his current term as a Director will continue until annual meeting of 2002. Dr. Gould received a Bachelor's Degree in Marine Science and Biology from the University of Miami in 1992. He earned his Master's Degree from the University of Hawaii from 1992 through 1995, identifying pollutants and their sources in Manmala Bay, Honolulu. After attending the Medical College of Georgia from 1995 to 1999, he entered the residency program at St. Vincent's Hospital, Jacksonville, Florida. Dr. Gould is currently in the Residency Family Practice Program at Greenville Memorial Hospital in South Carolina.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2001, 2000 and 1999 exceeded $100,000:

SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                           Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)      sation ($)   Awards($)(1)    (#)(1)        ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
George Bernadich III      2001   65,625            0            0         136,500         0            0             0
  (2)                     2000    6,250            0            0            0            0            0             0

Chairman, President       1999   -                 -            -            -            -            -             -
 and CEO

Richard L. McBride (3)    2001   -                 0            0         104,874         0            0             0
  CEO and President       2000   40,420            0            0          33,332         0            0             0
                          1999   -                 0            0          25,694         0            0             0

Michael Ambler (4)        2001    6,250            0            0          63,000         0            0          109,083
  Chief Operating Officer 2000   -                 -            -            -            -            -             -
                          1999   -                 -            -            -            -            -             -

Notes:
         Calculations exclude standard group-insurance benefits applied equally to all salaried employees, pursuant to Item 402 of Regulation S-K.

         1. Stock compensation was issued to executive officers in lieu of salary. All stock compensation was issued in the form of restricted shares and, for accounting purposes, were valued at the prevailing closing market price on the day of issuance.

         2. Mr. George Bernardich joined us as COO in November of 2000. He was promoted to Chairman and CEO on February 21, 2001. In 2001, Mr. Bernardich received 325,000 shares of common stock valued at market on the day of issuance at $136,500 in lieu of salary. Refer to note 1 above for additional information on the restricted stock awards.

         3. Mr. Richard L. McBride served as our President & CEO until his resignation on February 21, 2001. Mr. McBride's stock compensation was related to the amortization of unearned compensation from a 1999 consulting agreement in the amount of $43,474 and compensation from a February 14, 2001 consulting and licensing agreement in the amount of $63,900. Mr. McBride passed away on October 7, 2001. A total of 2,700,000 shares were issued under the 1999 agreement and 30,000 shares relating to compensation under the 2001 agreement.

         4. Mr. Michael Ambler joined us in late February of 2001 as COO, but did not begin salary compensation until December of 2001. In September of 2000, prior to joining us, Mr. Ambler received shares of restricted common stock for a 2 year consulting agreement, of which $109,083 was amortized in fiscal year 2001. In 2001, Mr. Ambler received 250,000 shares of common stock valued at market on the day of issuance at $63,000 in lieu of salary. Refer to note 1 above for additional information on the restricted stock awards.

         No options were granted or exercised during our fiscal year ended December 31, 2001.

         Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending December 31, 2001.

         During the fiscal year ending December 31, 2001, the Board of Directors served as the Compensation Committee with regard to executive compensation, in the absence of a formal committee.

         Other than base salaries, there are no additional compensation plans or policies in place for any executive officer as of date. No cash bonuses were granted during fiscal year 2001. Restricted stock compensation to officers when issued are in lieu of salary and approved by the Board of Directors. Currently, all stock compensation is issued in the form of restricted shares at a 50% discount to a 50 day moving average and, for accounting purposes, are valued at the prevailing closing market price on the day of issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the year ended December 31, 2000, we loaned an aggregate of $512,757 to our former president and CEO, Richard McBride. The debentures were collateralized by 6.5 million shares of our common stock. The loan was repaid during the second quarter of 2001 with $235,000 cash and 353,575 shares of common stock, which were recorded, at the cost of $277,757.

         On July 12, 2000, we loaned Richard McBride, former president and CEO, 150,000 shares of our common stock to purchase a 20% interest in Golden Springs, LLC. Golden Springs LLC is a development stage enterprise that is developing a private health spa in West Central Florida. Mr. McBride was to replace the shares shortly after the transaction, however, in addition to replacing the 150,000 shares, Mr. McBride donated the 20% interest in Golden Springs to us. We accounted for the Golden Springs LLC transaction as a capital contribution at its estimated fair value of $146,000. Our share of losses in the equity investment amounted to approximately $8,000 and $138,000 during the years ended December 31, 2001 and 2000, respectively. The investment is currently estimated to have no value.

         On February 14, 2001, we entered into a Consulting and Licensing Agreement with Richard L. McBride. Mr. McBride, who was our President and Director, developed and filed in his name individually, certain patents, patent applications and provisional patent applications. We as licensee and Mr. McBride as licensor, set forth the terms and conditions with respect to the granting of the licensing rights. Further, Mr. McBride had provided us with consulting services since our inception. As consideration for Mr. McBride's consulting services, and obtaining the licensing rights from Mr. McBride regarding the aforementioned patents, patent applications and provisional patent applications, we issued to Mr. McBride 1,000,000 restricted shares of our common stock. The term of the consulting portion of the Agreement is until March 31, 2003. The initial term of the licensing rights is for fourteen (14) contiguous years from February 14, 2001. The Agreement supercedes any and all other agreements between us and Mr. McBride regarding these specific patents, patent applications and provisional patent applications. Mr. McBride died in October 2001 and the death of Mr. McBride has not and will not affect the above-described licensing arrangement.

         In May 2001, Messrs. Bernardich, Bauer and Ambler purchased 3,000,000, 850,000, and 1,430,000 shares of our restricted common stock through a private equity placement exempt from registration under Section 4(2)of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, and representatives for the purchase of restricted common stock at a purchase price of $0.10 per share.

         As of December 31, 2001, we held a series of debentures receivable from the Estate of Richard L. McBride, former CEO, totaling $93,900 for various expenses paid on behalf of the estate. The debentures are currently due and bear interest at a rate of 8%.

         As of November 1, 2002, Messrs. Bernardich, Bauer and Ambler have received 887,400, 745,700 and 761,500 shares of our restricted common stock in lieu of salary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of September 25, 2002 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o SeaView Video Technology, Inc., 200 Madonna Drive Boulevard, Tierra Verde, FL 33715.


                                                            Shares Beneficially Owned(1)
                                                            -------------------------
                                                                  Percent Before      Percent After
Name and Address of Beneficial Owner                Number         the Offering       the Offering
---------------------------------------------- ----------------- ------------------ ------------------
George Bernardich, III                                  4,302,400       11.67%              5.2%
Estate of Richard L. McBride (1)                        2,070,709        6.64%              2.5%
Michael Amber                                           1,629,500        4.42%              2.0%
Douglas Bauer                                           1,630,967        4.42%              2.0%
James R. Cox                                              111,000        *                  *
Myles J. Gould                                            767,500        2.46%              *
Bradford M. Gould                                          38,000        *                  *
Total securities held by officers                       8,368,367       22.70%             10.1%
and directors as a group (5 people):

* Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 25, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

                            DESCRIPTION OF SECURITIES

         Our Amended Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the SeaView, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of SeaView shall not be personally liable to SeaView or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate the rights of SeaView and its shareholders (through shareholders' derivative suits on behalf of SeaView) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. SeaView believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling SeaView pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         --   ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         --   block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         --   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         --   an exchange distribution in accordance with the rules of the applicable exchange;
         --   privately-negotiated transactions;
         --   short sales;
         --   broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         --   through the writing of options on the shares
         --   a combination of any such methods of sale; and
         --   any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         If the selling stockholders notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

        o that a broker or dealer approve a person's account for transactions in penny stocks; and
        o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

        o obtain financial information and investment experience objectives of the person; and
        o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

        o sets forth the basis on which the broker or dealer made the suitability determination; and
        o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures         Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (6)           (6)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.     9,074,386 (3)      19.64%         Up to      1,950,441      4.99%           --            --
(2)                                                   18,148,774
                                                      shares of
                                                     common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified          9,074,386 (4)      19.64%        Up to
Partners, LLC (2)                                     18,148,774
                                                       shares of    1,950,441      4.99%           --            --
                                                     common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     12,099,183 (5)      24.57%         Up to       1,950,441      4.99%           --            --
(2)                                                   24,198,365
                                                      shares of
                                                     common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

         * This column represents an estimated number based on a conversion price as of a recent date of December 12, 2002 of $.0367, divided into the principal amount.

         ** These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

         (1) Includes 200% of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debenture is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         (2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

         (3) Includes 900,000 shares of common stock underlying warrants exercisable at $.10 per share.

         (4) Includes 900,000 shares of common stock underlying warrants exercisable at $.10 per share.

         (5) Includes 1,200,000 shares of common stock underlying warrants exercisable at $.10 per share.

         (6)  Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on September 20, 2002 for the sale of (i) $1,000,000 in convertible debentures and (ii) a warrants to buy 3,000,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:

        o   $350,000 was disbursed on September 20, 2002

        o   $350,000 was disbursed on September 30, 2002

        o $300,000 will be disbursed within ten days of the effectiveness of this prospectus.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures.

         The warrants are exercisable until three years from the date of issuance at a purchase price of $0.10 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         The conversion price of the debentures and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         We have granted the selling stockholders a security interest in all of our assets against the convertible debentures.

         A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $1,000,000 of debentures on September 23, 2002, a conversion price of $0.0367 per share, and the payment of accrued interest in the approximate amount of $240,000 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

$1,000,000 + $240,000 = 33,787,466 shares
---------------------
     $0.0367


         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of December 12, 2002 of $0.075.

                                        With             Number of Shares      Percentage of
% Below Market    Price Per Share   Discount of 50%         Issuable        Outstanding Stock
--------------    ---------------   ---------------         --------        -----------------
       25%              $.0563             .0282             35,460,992              49%
       50%              $.0375             .0188             53,191,489              59%
       75%              $.0188             .0094            106,382,978              74%



LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

         Our financial statements at December 31, 2001 and for the year then ended, appearing in this prospectus and registration statement have been audited by Aidman, Piser & Company, P.A., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         Our financial statements at December 31, 2000 and for the year then ended appearing in this prospectus and registration statement have been audited byCarol McAtee, C.P.A, independent auditor, as set forth on her report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On March 21, 2002, with the approval of the Board of Directors, SeaView Video Technology, Inc. engaged Aidman, Piser & Company P.A. as its principal accountant to audit the financial statements. We dismissed Carol McAtee, CPA on March 21, 2002 as its principal accountant. Prior to the engagement of Aidman, Piser & Company P.A., Carol McAtee, CPA had served as the principal accountant to audit our financial statements since the month of January 2000. Our Board of Directors is responsible for the selection of our independent auditors.

         Carol McAtee, CPA audited our financial statements for the years ended December 31, 2000, and 1999, and issued audit reports dated April 9, 2001 for fiscal year 2000, and March 21, 2000 for fiscal year 1999. During the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal), no report of Carol McAtee, CPA on our financial statements contained an adverse opinion or a disclaimer of opinion, nor was one qualified as to uncertainty, audit scope, or accounting principles.

         During the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal), there were no disagreements with Carol McAtee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Carol McAtee, CPA, would have caused disagreements in connection with its report on our financial statements for any such periods.

         On April 30, 2001, Carol McAtee, CPA sent a letter to the Audit Committee and our management stating that certain deficiencies existed with the internal control design of SeaView, which in the opinion of Carol McAtee, CPA could affect our ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements. As a result of these internal control deficiencies, several audit adjustments were proposed and recorded to our financial statements for the fiscal year ended December 31, 2000. Our Audit Committee and Board of Directors discussed the matter with Carol McAtee, CPA, and we have authorized Carol McAtee, CPA to respond fully to any inquiries of Aidman Piser & Company P.A. concerning the matter. There was no disagreement regarding the foregoing, and we believe we have remedied the internal control deficiencies.

         Other than as described in the preceding paragraph, Carol McAtee, CPA did not advise the Registrant at any time during the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal):

        (a) that the internal controls necessary for the Registrant to develop reliable consolidated financial statements did not exist;
        (b) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the consolidated financial statements prepared by management;
        (c) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of dismissal) that if further investigated may (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying consolidated financial statements, or the consolidated financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent consolidated financial statements covered by an audit report or (ii) have caused it to be unwilling to rely on management's representations or be associated with the Registrant's consolidated financial statements; or
        (d) that information had come to its attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying consolidated financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent consolidated financial statements covered by an audit report.

         During the two most recent fiscal years and the subsequent interim period preceding March 21, 2002 (date of engagement), neither us nor anyone on our behalf has consulted with Aidman, Piser & Company P.A. regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Aidman, Piser & Company P.A. concluded was an important factor considered by the us in reaching a decision as to an accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or any other event described above.

AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of SeaView Video Technology, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV.

         We furnish our stockholders with annual reports containing audited financial statements.

INDEX TO FINANCIAL STATEMENTS

                         SEAVIEW VIDEO TECHNOLOGY, INC.

                              FINANCIAL STATEMENTS

REPORT OF AIDMAN, PISER & COMPANY, P.A.--INDEPENDENT AUDITORS................F-1
REPORT OF CAROL MCATEE, CPA--INDEPENDENT AUDITOR.............................F-2

FINANCIAL STATEMENTS:
      BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000........................F-3
      STATEMENTS OF OPERATIONS, YEARS ENDED DECEMBER 31, 2001 AND 2000.......F-4
      STATEMENTS OF STOCKHOLDERS' EQUITY, YEARS ENDED DECEMBER 31, 2001
        AND 2000.......................................................F-5 - F-6
      STATEMENTS OF CASH FLOWS, YEARS ENDED DECEMBER 31, 2001 AND 2000.F-6 - F-8
      NOTES TO FINANCIAL STATEMENTS..................................F-9 to F-27

CONDENSED QUARTERLY FINANCIAL STATEMENTS:
      BALANCE SHEETS AS OF SEPTEMBER 30, 2002 AND DECEMBER 31, 2001.........F-28
      STATEMENTS OF OPERATIONS, THREE MONTHS ENDED SEPTEMBER 30, 2002
          AND 2001..........................................................F-29
      STATEMENTS OF OPERATIONS, NINE MONTHS ENDED SEPTEMBER 30, 2002
          AND 2001..........................................................F-30
      STATEMENTS OF CASH FLOWS, NINE MONTHS ENDED SEPTEMBER 30, 2002
        AND 2001............................................................F-31
      NOTES TO CONDENSED QUARTERLY FINANCIAL STATEMENTS.............F-32 to F-34

                          Independent Auditors' Report

The Board of Directors
SeaView Video Technology, Inc.

We have audited the accompanying balance sheet of SeaView Video Technology, Inc. as of December 31, 2001, and the related statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SeaView Video Technology, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           /s/ Aidman, Piser & Company, P.A.

Tampa, Florida
April 10, 2002

                          Independent Auditors' Report

The Board of Directors
SeaView Video Technology, Inc.

We have audited the accompanying balance sheet of SeaView Video Technology, Inc. as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SeaView Video Technology, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 12 to the financial statements, certain amounts related to the valuations of deferred tax assets and Company investments have been restated in the 2000 financial statements.


April 9, 2001, except for Note 12, as to which
  the date is April 10, 2002
Carol McAtee, C.P.A.
St. Petersburg, Florida

SEAVIEW VIDEO TECHNOLOGY, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                                      2001            2000
                                                 --------------  --------------
                                                                  (Restated)
Current assets:
   Cash and cash equivalents                     $        5,233  $       41,264
   Accounts receivable, net of allowance
     for doubtful accounts
     ($10,861, 2001; $24,389, 2000)                      79,014          60,793
   Accounts receivable, officer                             -           512,757
   Accounts receivable, employees                        50,000          40,000
   Accounts receivable, other                            45,000             -
   Inventories                                          742,690         293,355
   Prepaid expenses                                      35,797          60,000
                                                 --------------  --------------
     Total current assets                               957,734       1,008,169

Licensing rights, net of accumulated
   amortization of $361,568                           1,704,532             -
Property and equipment, net                             379,565         504,535
Due from related party                                   93,861             -
Investment                                                  -             8,618
                                                 --------------  --------------
     Total assets                                $    3,135,692  $    1,521,322
                                                 ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                              $      764,959  $      343,606
   Accrued liabilities                                  167,784          36,277
   Convertible debentures                                   -           100,000
   Deferred revenue                                      48,226             -
                                                 --------------  --------------
     Total current liabilities                          980,969         479,883
                                                 --------------  --------------

Stockholders' equity:
   Common stock, $.001 par value,
     authorized 100,000,000 shares;
     28,571,809 issued and 28,218,234 outstanding
     shares in 2001 and 17,132,684
     shares issued and outstanding in 2000               28,572          17,133
   Additional paid-in capital                         9,018,699       4,719,733
   Treasury stock, at cost, 353,575 shares         (    277,757)            -
   Unearned restricted stock compensation          (    130,502)   (     40,974)
   Accumulated deficit                             (  6,484,289)   (  3,654,453)
                                                 --------------  --------------
     Total stockholders' equity                       2,154,723       1,041,439
                                                 --------------  --------------

     Total liabilities and stockholders' equity  $    3,135,692  $    1,521,322
                                                 ==============  ==============

                       See notes to financial statements.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                   2001          2000
                                               ------------  ------------
                                                               (Restated)

Net revenue                                    $    732,401  $  1,130,563
Cost of goods sold                                  378,332       372,975
                                               ------------  ------------
     Gross profit                                   354,069       757,588
                                               ------------  ------------

Operating expenses:
   Salaries and wages, including stock-based
     compensation of $368,550 and $137,459 in
     2001 and 2000, respectively                    808,699       969,902
   Advertising and promotions                       199,484     2,056,403
   Provision for doubtful accounts                   54,443        24,389
   Depreciation and amortization                    434,417        53,916
   Research and development, including
     stock-based compensation of $414,647 and
     $271,255 in 2001 and 2000, respectively        506,468       290,023
   Rent and utilities                                95,318       111,460
   Professional and consulting fees                 651,749       445,527
   Other expenses                                   424,709       261,557
                                               ------------  ------------

     Total operating expenses                     3,175,287     4,213,177
                                               ------------  ------------

Loss from operations                          (   2,821,218) (  3,455,589)
Interest income                                         -           3,206
Equity in loss of affiliate                   (       8,618) (    137,582)
                                               ------------  ------------

Loss before income taxes                      (   2,829,836) (  3,589,965)
Income tax expense                                      -    (     53,818)
                                               ------------  ------------
Net loss                                      ($  2,829,836) ($ 3,643,783)
                                               ============  ============

Basic net loss per common share                $       (.13) $       (.30)
Diluted net loss per common share              $       (.13) $       (.30)

Basic weighted average common shares
   outstanding                                   21,193,616    12,051,616
Diluted weighted average of common shares
   outstanding                                   21,193,616    12,051,616

                       See notes to financial statements.


                         SEAVIEW VIDEO TECHNOLOGY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEAR ENDED DECEMBER 31, 2000 (RESTATED)

                                                                                        Unearned
                                                   Common      Additional              Restricted
                                        Common      Stock       Paid-In   Accumulated    Stock
                                         Stock   ($.001 par)    Capital      Deficit  Compensation     Total
                                      ----------  ----------  ----------- ----------- ------------ ------------
Balances, January 1, 2000             10,380,000  $   10,380  $   334,571 ($   10,670) ($  74,306) $    259,975

Net loss for year ended December 31,
   2000 (Restated)                           -           -            -   ( 3,643,783)        -    (  3,643,783)

Conversion of subordinated debentures  5,373,584       5,374    3,182,626         -           -       3,188,000

Exercise of stock warrants               649,000         649      648,351         -           -         649,000

Issuance of stock to employees           182,500         182      137,278         -           -         137,460

Issuance of shares for services          397,600         398      270,857         -           -         271,255

Issuance of stock for acquisition of
   Golden Springs Investment             150,000         150      146,050         -           -         146,200

Amortization of unearned restricted
   stock compensation                        -           -            -           -        33,332        33,332
                                      ----------  ----------  ----------- ----------- ------------ ------------

Balances, December 31, 2000           17,132,684  $   17,133  $ 4,719,733 ($3,654,453) ($ 40,974)  $  1,041,439
   (Restated)                         ==========  ==========  ===========  ==========  ==========  ============

                       See notes to financial statements.

                                       F-5

                                               SEAVIEW VIDEO TECHNOLOGY, INC.
                                             STATEMENTS OF STOCKHOLDERS' EQUITY
                                                YEAR ENDED DECEMBER 31, 2001

                                                                                      Unearned
                                                   Common     Additional             Restricted
                                       Common      Stock       Paid-In    Treasury     Stock      Accumulated
                                       Stock     ($.001 par)   Capital     Stock    Compensation    Deficit       Total
                                     ----------  ----------  -----------  --------- ------------  ------------  -----------
Balances, January 1, 2001 (Restated) 17,132,684  $  17,133   $ 4,719,733  $    -    $  (40,974)   $ (3,654,453) $ 1,041,439

Net loss for year ended
  December 31, 2001                          -          -             -        -            -       (2,829,836)  (2,829,836)

Conversion of subordinated
  debentures                            200,000        200        99,800       -            -               -       100,000

Treasury stock acquired for
  repayment of stockholder note        (353,575)        -             -   (277,757 )        -               -      (277,757)

Issuance of stock to employees          765,000        765       367,785       -            -               -       368,550

Issuance of stock for services          676,500        677       799,378       -      (427,985)             -       372,070

Issuance of stock for licensing
  rights                                997,000        997     2,065,103       -            -               -     2,066,100

Private placement of common stock     8,937,000      8,937       966,763       -            -               -       975,700

Stock contribution, repayment and
  retirement by stockholder            (136,375)      (137)          137       -            -               -            -

Amortization of unearned restricted
  stock compensation                         -          -             -        -       338,457              -      338,457
                                      ----------  ----------  -----------  ---------  ----------  ------------  -----------

Balances, December 31, 2001          28,218,234   $ 28,572    $9,018,699 $(277,757)  $(130,502)   $ (6,484,289) $2,154,723
                                      ==========  ==========  ===========  =========  ==========  ============  ===========


                       See notes to financial statements.

                                       F-6


(CONTINUED)

                          SEAVIEW VIDEO TECHNOLOGY, INC
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                           2001           2000
                                                       ------------  ------------
                                                                      (Restated)
Cash flows from operating activities:
   Net loss                                            ($ 2,829,836) ($ 3,643,783)
   Adjustments to reconcile net (loss) to
     net cash flows from operating activities:
       Depreciation and amortization                        434,417        53,916
       Loss on disposal of asset                              6,420           -
       Amortization of unearned stock compensation          338,457        33,332
       Equity in loss of affiliate                            8,618       137,582
       Compensation expense of stock issuance
         to employees                                       368,550       137,459
       Compensation expense of stock issuance
         to consultants                                     372,070       271,255
       Deferred income taxes                                    -          28,023
         Changes in operating assets and liabilities:
           Accounts receivable                         (     63,221) (     60,793)
           Inventories                                 (    453,634) (    172,751)
           Employee receivables                              10,000  (     40,000)
           Prepaid assets                                    24,203  (     50,803)
           Due to bank                                          -    (     10,412)
           Accounts payable, trade                          421,353       343,606
           Accrued liabilities                              131,507  (     17,285)
           Deferred revenue                                  48,226           -
           Income taxes payable                                 -          25,795
                                                       ------------  ------------
Net cash flows from operating activities               (  1,182,870) (  2,964,859)
                                                       ------------  ------------
Cash flows from investing activities:
   Additions to property and equipment                          -    (    418,120)
   Proceeds from disposal of asset                           50,000           -
   Advance to related party                            (     93,861)          -
                                                       ------------  ------------
Net cash flows from investing activities               (     43,861) (    418,120)
                                                       ------------  ------------
Cash flows from financing activities:
   Proceeds from stock offering                             975,700           -
   (Loan to) proceeds from officer                          215,000  (    512,757)
   Proceeds from exercise of stock warrants                     -         649,000
   Proceeds from subordinated debentures                        -       3,288,000
                                                       ------------  ------------
Net cash flows from financing activities                  1,190,700     3,424,243
                                                       ------------  ------------
Net change in cash and cash equivalents                (     36,031)       41,264

Cash and cash equivalents at beginning of year               41,264           -
                                                       ------------  ------------
Cash and cash equivalents at end of year                $     5,233   $    41,264
                                                       ============  ============

                       See notes to financial statements.

                                       F-7

                         SEAVIEW VIDEO TECHNOLOGY, INC
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                  YEARS ENDED DECEMBER 31, 2001 AND 2000

                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

                                            2001           2000
                                       ------------   ------------
                                                        (Restated)
Conversion of convertible
  debentures to common stock           $    100,000   $  3,188,000
                                       ============   ============
Exchange of treasury stock
  for note receivable, officer         $    277,757   $        -
                                       ============   ============
Nonreciprocal transfer of
  equity investment from stockholder   $        -     $    146,200
                                       ============   ============
Issuance of stock for
  licensing rights                     $  2,066,100   $        -
                                       ============   ============
Cash paid for taxes                    $        -     $        -
                                       ============   ============
Cash paid for interest                 $        -     $        -
                                       ============   ============

                       See notes to financial statements.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000

1.   OPERATIONS AND ORGANIZATION:

     SeaView Video Technology, Inc. ("SeaView" or the "Company") is engaged through its Marine Products Segment in the marketing and sales of underwater video cameras, lighting and accessories principally to retail sporting goods businesses throughout the United States. The Company is also engaged through its Security Products Segment in the development, marketing and sales of proprietary video security network devices and consumer electronic products, that utilize patented technologies, licensed by the Company, to retailers, commercial businesses and original equipment manufacturers, throughout the United States.

     The Company was incorporated in the State of Utah on April 16, 1986 as Gopher, Inc. On March 24, 1999, the Company entered into a reorganization agreement with SeaView Underwater Research, Inc. (SeaView Florida), a privately held Corporation that was incorporated in the State of Florida on April 2, 1998. At the time of the reorganization the Company was a nonoperating Company. In connection with the reorganization, the Company issued 5,000,000 shares of common stock to the SeaView Florida's shareholders in exchange for 100% of SeaView Florida's outstanding shares of common stock and $250,000 cash. For accounting purposes the reorganization was treated as a recapitalization.

     As a result of the reorganization:

         o    The Company was the surviving entity;
         o    SeaView Florida ceased to exist;
         o    SeaView Florida's Shareholders gained control of the Company;
         o The Board of Directors resigned and were replaced by a Board of Directors selected by SeaView Underwater Research Inc to reflect the continuance of SeaView Florida's business plan
         o The Company later changed its name to SeaView Video Technology, Inc.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation:

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has incurred operating losses in recent years and has a significant net working capital deficiency at December 31, 2001. The Company's losses have arisen as a result of weak Marine Product Segment sales, driven largely by the economic downturn in the marine industry. In addition, the Company has devoted significant efforts in the further development and marketing of products in its Security Products Segment. The Company's ability to continue as a going concern is dependent upon raising additional capital to fund operations and the further development of the Security Products Segment products and, ultimately achieve profitable operations. Management has raised $170,000 in additional capital since December 31, 2001 and is currently addressing several additional financing sources. However, there can be no assurance that additional financing can be obtained on conditions considered by management to be reasonable and appropriate. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

     Significant Accounting Policies:

     Revenue recognition:

     Revenue is recognized when the earnings process is complete and the risks and rewards of ownership of the product, including title, have been transferred to the customer, which is generally considered to have occurred upon delivery of the product to the customer's premise. Shipping costs, which have been immaterial, are billed to the customer and are included as a component of net revenue; the associated costs of shipping and handling are included as a component of cost of goods sold. Returns are provided for as reductions of revenue recorded based upon the Company's historical return experience. Deferred revenue represents sales transactions where all of the conditions of revenue recognition have not been met.

     Cash and cash equivalents:

     The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents for financial statement purposes.

     Investments:

     Investments in 20%-50% owned affiliates are accounted for on the equity method, and, accordingly, the Company's proportionate share of the affiliates' losses are included in the Company's operations. Recognition of affiliate losses has been suspended beyond the original carrying value of the investment because the Company has no obligation to fund affiliate operations.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Inventories:

     Inventories consist principally of component parts and finished goods held for resale and are stated at the lower of cost or market. Inventory costs are determined using the first-in, first-out (FIFO) method.

     Property and equipment:

     Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets ranging from five to ten years. Maintenance and repairs are charged to expense as incurred.

     Licensing rights:

     Licensing rights are stated at cost, and consist of purchased technology licenses and incremental costs to acquire patents on internally developed technologies (also see research and development, below and Notes 9 and 10). Amortization is calculated on the straight-line method over estimated useful lives of the technologies, not to exceed legal or contractual provisions. Licensing rights at December 31, 2001 are being amortized over their estimated useful lives of five years.

     Impairments:

     Long-lived assets to be held and used, consisting principally of property, equipment and intangible assets, are reviewed whenever events or changes in circumstances indicate that the asset may be impaired. In the event that impairment indicators are identified, the Company determines whether impairments are present by comparing the carrying value of assets to projected cash flows derived from those assets on an undiscounted basis. In the event that undiscounted future cash flows are insufficient to recover the net carrying value of assets, impairment charges would be measured using a fair value model, if available, or discounted cash flows.

     Financial instruments:

     Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. As of December 31, 2001 and 2000, the fair values of these instruments approximated their respective carrying values.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Concentrations:

     Although accounts receivable are concentrated in the marine supply industry, which is currently experiencing an economic downturn, credit losses have been within management's expectations. Credit losses are reviewed by management based upon specific customer performance and financial condition and historical performance of groups of customers comprising the customer base. Allowances for doubtful accounts are provided for when this process results in estimable amounts of loss. The Company's product assembly is dependent upon the operations of a primary labor supplier. At December 31, 2001 and 2000, approximately $36,000 and $30,000, respectively, of the Company's inventory was held off-site at this location. If the Company should lose this supplier of assembly servicing there could be a disruption in the operations of the Company. The Company is in the process of securing alternative sources of these services.

     Stock based compensation:

     Compensation expense related to the grant of equity instruments and stock-based awards to employees are accounted for using the intrinsic method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations. Stock based compensation arrangements involving non-employees are accounted for using the fair value methodology under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

     Research and development:

     Expenditures related to the development of new products and processes, including significant improvements to existing products, are expensed as incurred.

     Advertising and promotions:

     Advertising is generally expensed as incurred. Costs associated with public displays, billboards and other advertising mediums that have an extended period of value to the Company are amortized over the term or duration of the related advertisement.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Income taxes:

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income in the period that includes the enactment date of the rate change. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

     Segment information:

     The Company accounts for its two reportable segments using the management approach, which focuses on disclosing financial information that the Company's management uses to make decisions about the Company's operating matters. The two reportable segments utilize the Company's operating assets equally. Therefore, information about assets and depreciation is excluded from the segment information used by management.

     Earnings per share:

     Net loss per share is computed using the weighted-average number of common shares and dilutive common equivalent shares outstanding during the related period. Common equivalent shares consist of unearned shares, warrants, and subordinated convertible debentures, using the treasury stock method. See
     Note 14.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Comprehensive income:

     Comprehensive income equals the Company's net income for all periods presented.

     Use of estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. The most significant and critical estimates are management's estimate of sales returns, which are based upon historical return experience, and the carrying value of net deferred tax assets, which are fully reserved in light of cumulative recent losses. Actual results could ultimately differ from those estimates.

     Recent accounting pronouncements:

     In July 2001, the Financial Accounting Standards Board issued Financial Accounting Standards No. 141, Business Combinations and Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141. SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No.
     142. SFAS No. 142 is effective for the 2002 fiscal year but is not expected to have a significant impact on the Company's financial position or results of operations.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Recent accounting pronouncements (continued):

     In August 2001 the Financial Accounting Standards Board issued Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. SFAS 144 replaces SFAS 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of. SFAS 144 retains the fundamental provisions of SFAS 121 for the recognition and measurements of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Under SFAS 144, long-lived assets are measured at the lower of carrying amount or fair value, less cost to sell. This statement is effective January 1, 2002. Company is currently assessing the impact of this new pronouncement on its results of operations, financial position and cash flows.

     Reclassifications:

     Certain amounts as previously presented in the 2000 financial statements have been reclassified to conform to the current year presentation.

3.   INVENTORIES:

       Inventories consist of the following as of December 31:

                                          2001                2000
                                      ----------          ----------
       Component parts                $  491,531          $  258,552
       Finished goods                    251,159              34,803
                                      ----------          ----------
                                      $  742,690          $  293,355
                                      ==========          ==========

4.   PROPERTY AND EQUIPMENT:

       Property and equipment consists of the following as of December 31:

                                          2001                2000
                                      ----------          ----------
       Automobiles                    $   92,607          $   92,607
       Boat                                   -               63,114
       Furniture and fixtures            147,841             147,841
       Computer equipment                276,258             271,959
                                      ----------          ----------
                                         516,706             575,521
       Less accumulated depreciation   ( 137,141)          (  70,986)
                                      ----------          ----------
                                      $  379,565          $  504,535
                                      ==========          ==========

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000

5.   CONVERTIBLE DEBENTURES:

     During the year ended December 31, 2000, the Company issued 8% convertible debentures for proceeds of $ 3,288,000. The debentures were for a term of twelve months and were non-interest bearing for an initial period, after which, interest was payable quarterly. No interest was paid on the debentures. The debentures were convertible at the option of the holders into shares of the Company's restricted common stock at conversion rates ranging from $0.50 to $8.00 per share, based upon the market prices of the common stock on the date of issuance of debentures. During the year ended December 31, 2000, the Company exchanged $3,188,000 of the notes for an aggregate of 5,373,584 shares of the Company's common stock. Debentures of $100,000 that remained outstanding at December 31, 2000 were exchanged for 200,000 shares of the Company's common stock during 2001 based upon the original terms.

6.   INCOME TAXES:

     No provision for income taxes was required during the years ended December 31, 2001 and 2000 because the tax effects of operating losses during those periods, amounting to $624,000 and $1,439,000 were offset by valuation allowances in these same amounts.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


6.   INCOME TAXES (CONTINUED):

     A reconciliation of statutory federal income tax rate with the Company's effective income tax rate for the year ended as of December 31, 2001, 2000 and 1999 is as follows:
                                                2001          2000
                                           ------------   ------------
                                                          ( Restated )
         U.S. federal taxes statutory rate    (34.00)%      (34.00)%
           Increase (decrease):
              State taxes                       (3.5)%        (4.6)%
              Non-deductible compensation        9.9 %          -
              Valuation allowances              27.6 %        38.6 %
                                           ------------   ------------
              Effective tax rate                 0.0 %         0.0 %
                                           ============   ============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are as follows:

                                                2001             2000
                                           -------------   -------------
                                                            ( Restated )
         Deferred tax asset:
           Stock based compensation        $        -      $     23,020
           Net operating loss                 1,956,000       1,416,302
           Other                                107,000             -
           Valuation allowance              ( 2,063,000)    ( 1,439,322)
                                           -------------   -------------
              Total deferred tax asset     $        -      $        -
                                           =============   =============

     As of December 31, 2001, the Company has net operating loss carryforwards of approximately $5,100,000 expiring in 2019 and 2020.

7.   STOCKHOLDERS' EQUITY:

     2001 Transactions:

     During the year ended December 31, 2001, 8,937,000 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, and representatives of the Company for the purchase of restricted common stock. Proceeds from the offering amounted to $975,700.

     During the year ended December 31, 2001, the Company issued 765,000 shares of restricted common stock to employees as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $368,550 in the aggregate.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


7.   STOCKHOLDERS' EQUITY (CONTINUED):

     During the year ended December 31, 2001, the Company issued 676,500 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock was valued based upon the trading market prices on the dates of issuance, or $800,055 in the aggregate. Compensation expense of $372,070 was immediately recorded upon issuance and an additional $297,483 was amortized during the period from issuance through year-end.

     2000 Transactions:

     During the year ended December 31, 2000, warrants were exercised for 649,000 shares of common stock at $1.00 per share from a previous resolution dating from the reverse merger into Gopher, Inc. No warrants remain outstanding as of December 31, 2000.

     During the year ended December 31, 2000, the Company issued 182,500 shares of restricted common stock to employees under an employee bonus arrangement. Compensation expense of $137,460 was recognized in connection with the issuance.

     During the year ended December 31, 2000, the Company issued 397,600 shares of common stock with a fair value of $271,255 as payment for services.

8.   RECAPITALIZATION:

     On March 24, 1999, Gopher, Inc. ("Gopher") acquired all of the outstanding common stock of SeaView Video Technology, Inc. in exchange for 5,000,000 shares of Gopher's restricted stock and $250,000 cash. Gopher was as a non-operating public shell company, and, therefore, for accounting purposes, the combination has been treated as a recapitalization of SeaView Video Technology, Inc. and the issuance of stock by the company for the net monetary assets of Gopher.

     The historical financial statements prior to March 24, 1999 are those of SeaView Video Technology, Inc., and reflect the restatement of the equity accounts based on the ratio of the exchange of 5,000,000 shares of Gopher for 100 shares of SeaView Video Technology, Inc.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


9.   RELATED PARTY TRANSACTIONS:

     Related party notes and accounts receivable:

     During the year ended December 31, 2000, the Company accepted several notes from an officer, with a balance of $512,757 at December 31, 2000. The notes were collateralized by 6.5 million shares of common stock. The loan was repaid during the second quarter of 2001 with $235,000 cash and 353,575 shares of common stock, which were recorded, at the cost of $277,757.

     Nonreciprocal transfer from shareholder:

     Investment represents a 20% interest in Golden Springs, LLC that was, in substance, contributed to the Company by Richard McBride, a principal stockholder and the Company's then President and Chief Executive Officer ("McBride") on July 12, 2000. Golden Springs LLC is a development stage enterprise that is developing a private health spa in West Central Florida. As a matter of convenience, the transaction was facilitated by the issuance by the Company of 150,000 shares of common stock with the agreement that the former Chief Executive Officer would promptly replace the shares. Upon replacement by the former officer, the common shares were immediately cancelled. The Company accounted for the Golden Springs LLC transaction as a capital contribution at its estimated fair value of $146,000. The Company's share of losses in the equity investment amounted to approximately $8,000 and $138,000 during the years ended December 31, 2001 and 2000, respectively. The investment is currently estimated to have no value.

     Other related party transactions:

     Under a Professional Services Agreement (the "1999 Agreement") effective March 25, 1999, 2,700,000 shares of restricted common stock were issued to Richard McBride, the Company's then President and Chief Executive Officer ("McBride") for services and responsibilities generally associated with the positions held. Upon issuance of stock under the plan, unearned compensation equivalent to the market value of the stock at the date of grant is charged to stockholders' equity and subsequently amortized over the three-year agreement. Expense associated with this agreement was $40,974 and $33,332 for the years ended December 31, 2001 and 2000 respectively.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


9. RELATED PARTY TRANSACTIONS (CONTINUED):

     Other related party transactions (continued):

     On February 14, 2001, the Company entered into a Consulting and Licensing Agreement (the "2001 Agreement") with McBride that provided for a license to exploit certain patented technologies owned by McBride (see Note 10) and for consulting services from McBride that were considered necessary to develop other marine and security segment products. The term of the consulting arrangement was 3 years; the term of the license is 14 years. The Company exchanged 1,000,000 shares of restricted common stock for the 2001 Agreement, having a value of $2,130,000, based upon quoted market prices on the date of the 2001 Agreement. The total value of the arrangement was allocated between the license and consulting in the amounts of $2,066,100 and $63,900, respectively, based upon the relative fair values of the consulting services and license.

     McBride died on October 7, 2001. All restricted and unrestricted shares became immediately vested and are held by his estate. The due from related party balance of $93,861 at December 31, 2001 represents amounts due to the Company from the estate for various expenses paid on behalf of McBride and the estate.

     Related party expenses:

     During the year ending December 31, 2000, the Company contracted with R. L. McBride and Associates, Inc., a Florida Corporation, for professional services in advertising and public relations. Richard L. McBride, the Company's CEO, was the sole owner of R. L. McBride and Associates, Inc. The total amount paid to R. L. McBride and Associates, Inc. through December 31, 2000 was $80,000.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


10.  COMMITMENTS AND CONTINGENCIES:

     Securities and Exchange Commissions Investigation:

     The Division of Enforcement of the Securities and Exchange Commission ("Division") has commenced an investigation of certain matters related to the Company's financial results and common stock performance during 2000. The Division has not made any claim or assessment against the Company, nor have they threatened the Company with litigation. However, the Division is empowered with the ability to recommend some type of enforcement action against the Company as a result of their investigation. Management of the Company, with the advise of counsel, is unable to predict the outcome of the investigation at this time.

     Litigation, claims and assessment:

     The Company is a defendant in a consolidated class action lawsuit pending in the United States District Court for the Middle District of Florida against the Company and McBride, the Company's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against the Company and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, the Company and McBride misstated the Company's sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of the Company's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented the Company's ability to manufacture, or to have manufactured, its products; and misrepresented the Company's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now seeks relief against James Cox also on the same grounds as the claims against Seaview and McBride. In February 2002, the Company filed its motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. The case is in the beginning stages and it is too early to assess the likely outcome or the impact this class action lawsuit will have on the Company. Accordingly, no liability, if any that could result has been recorded in the accompanying financial statements.

     The Company is involved in various other claims and legal actions in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


10. COMMITMENTS AND CONTINGENCIES (CONTINUED):

     License agreements and royalties:

     o License of Video Security System Technology: In October 1999, the Company entered into a licensing agreement with VideoCom, Inc. for its powerline products, including the SecureView product line. The agreement is effective through the expiration of the patents licensed in the agreement (through October 2012). The agreement obligates the Company to pay royalties equal to between $5 and $10 per unit of licensed products sold, with minimum annual royalties of between $120,000 and $200,000. The Company issued 325,000 shares of common stock as payment for the royalties for 2001. The Company has recognized the estimated fair value of these shares ($236,600) as a charge to 2001 operations.

     o License of Underwater Camera Technology: On February 14, 2001, the Company entered into a licensing agreement with Richard McBride (see
          Note 9) for a license related to its marine product line. The license agreement provides the Company with exclusive, non-transferable, rights to the designs and technologies utilized in the design and manufacture of the Company's current suite of marine and security products, including underwater cameras, camera housings, camera-in-bulb technology and monitoring equipment. Seven of these licensed designs and technologies are documented in registered patents, and patents are pending for three of the designs and technologies. The agreement is effective through the expiration of patents licensed in the agreement (through July 2014). The Company paid 997,000 shares of the Company's common stock in 2001 for the license and recorded an intangible asset for the estimated fair value of the shares ($2,066,100), which is being amortized over 5 years. Amortization charged to operations in relation to these licensing rights was $361,568 in 2001.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


11.  SEGMENT INFORMATION:

     The Company operates in two identifiable industry segments. The Company's Marine Products Segment is engaged in the sale of underwater video cameras, lights and accessories, principally to retail sporting goods businesses throughout the United States. The Company's Security Products Segment is engaged in the development and sale of video security systems to retail, commercial and governmental entities throughout the United States. There are no significant concentrations of revenue with any one customer. The Company's facilities and other assets are, generally, not distinguished among the identifiable segments. Other financial information about the Company's segments is as follows:

                                                            2001
                                         ---------------------------------------
                                          Security       Marine
                                          Products      Products         Total
                                         ----------   -----------   ------------
       Net revenue                       $  319,566   $   412,835   $    732,401
       Cost of sales                        196,733       181,599   $    378,332
                                         ----------   -----------   ------------
       Gross profit                      $  122,833   $   231,236   $    354,069
                                         ==========   ===========   ============
       Research and development:
         Stock-based                     $  414,647   $       -     $    414,647
         Other                           $      -     $    91,821   $    91,821

                                                            2000
                                         ---------------------------------------
                                          Security       Marine
                                          Products      Products         Total
                                         ----------   -----------   ------------
       Net revenue                       $      -     $ 1,130,563   $  1,130,563
       Cost of sales                            -         372,975   $    372,975
                                         ----------   -----------   ------------
       Gross profit                      $      -     $   757,588   $    757,588
                                         ==========   ===========   ============
       Research and development:
         Stock-based                     $      -     $   271,255   $    271,255
         Other                           $      -     $    18,768   $     18,768

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


12. RESTATEMENT OF 2000 FINANCIAL STATEMENTS:

     The 2000 financial statements have been restated to provide valuation allowances of $1,439,322 against deferred tax assets principally related to net tax operating loss carry forwards. The restatement is necessary because, in the opinion of management, evidence as to the recovery of the deferred tax asset, principally projections of future taxable income, does not rise to the "more likely than not" criteria set forth in Financial Accounting Standards No. 109, Accounting for Income Taxes.

     The 2000 financial statements have also been restated to reduce the original valuation afforded the contribution of the Golden Springs LLC ("Golden") equity investment from $1,027,500 to $146,200. The original valuation was based upon a discounted value of the Company's common stock that the former Chief Executive Officer personally committed to Golden in exchange for the equity investment. Using the context of Accounting Principles Opinion No. 29, Nonmonetary Transactions, as it relates to nonreciprocal transfers from owners, management has made its best estimate of the value of the investment received, based upon all available evidence. Since, at the time of the contribution of the investment to the Company by the Officer, Golden was in its development stage, with uncertain prospects, and its assets, which consisted primarily of fully debt-encumbered real estate, the revised fair value estimate was based upon the Company's ownership in the net equity contributions of Golden. That is, the fair value estimate was based upon what others were investing in Golden at that time. The Golden restatement had no effect on the Company's 2000 results of operations.

     The following table sets forth certain financial categories as originally reported in the Company's 2000 Annual Report on Form 10-K and the restated categories reflected in this Annual Report. Also see Note 13 for the 2000 quarterly effects of these restatements:

                                                  Originally
                  Category                         Reported          Restated
     -------------------------------------     --------------     --------------
     Total assets                              $   3,841,944      $   1,521,322
                                               ==============     ==============
     Stockholders' equity                      $   3,362,061      $   1,041,439
                                               ==============     ==============
     Net loss                                  $   2,204,461      $   3,643,783
                                               ==============     ==============
     Net loss per share, basic and diluted     $       (0.18)     $       (0.30)
                                               ==============     ==============

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001 AND 2000


13. QUARTERLY FINANCIAL RESULTS (UNAUDITED):

     Quarterly financial results for the years ended December 31, 2001 and 2000 as originally reported and as restated are as follows:

                                                   Three months ended
                                       ----------------------------------------- -------------
                                          March 31,     June 30,   September 30,  December 31,
                                            2001          2001         2001          2001
                                       ------------- ------------- ------------- -------------
     Revenues, as originally reported   $    197,182   $   509,289   $   184,745  $     49,185
                                                                                 =============
       Sales adjustment                          -        (208,000)          -
                                       ------------- ------------- -------------
     Revenues, as restated              $    197,182   $   301,289   $   184,745
                                       ============= ============= =============

     Net loss, originally reported      $   (264,129)  $   (91,703)  $  (332,730) $ (1,240,154)
                                                                                 =============
     Adjustment for:
       Equity losses in invested             125,565       (63,156)       33,868
       Margin on sales adjustment                -        (108,000)          -
       Stock-based compensation              (45,954)      (52,548)       (7,046)
       Licensing rights amortization         (51,653)     (103,305)     (103,305)
       Deferred income taxes                (157,951)      (58,629)     (212,729)
                                       ------------- ------------- -------------
     Net loss, as restated              $   (394,122)  $  (477,341)  $  (621,942)
                                       ============= ============= =============

     Net loss per share,
       originally reported:             $      (0.01)  $     (0.01)  $     (0.02) $      (0.05)
                                       ============= ============= =============  =============
     Net loss per share,
       as restated:                     $      (0.03)  $     (0.02)  $     (0.03)
                                       ============= ============= =============

                                                   Three months ended
                                       ----------------------------------------- -------------
                                          March 31,     June 30,   September 30,  December 31,
                                             2000         2000         2000          2000
                                       ------------- ------------- ------------- -------------

     Revenues                           $    421,068   $   335,120   $   212,592  $    161,783
                                       ============= ============= ============= =============

     Net loss, originally reported      $   (237,801)  $  (790,160)  $  (655,507) $   (520,993)
     Adjustment for:
       Deferred income taxes                (126,794)     (496,101)     (424,420)     (212,729)
                                       ------------- ------------- ------------- -------------
     Net loss, as restated              $   (364,595)  $(1,286,261)  $(1,079,927) $   (733,722)
                                       ============= ============= ============= =============

     Net loss per share,
       originally reported:             $      (0.03)  $     (0.07)  $     (0.05) $      (0.03)
                                       ============= ============= ============= =============
     Net loss per share, as restated    $      (0.05)  $     (0.11)  $     (0.08) $      (0.06)
                                       ============= ============= ============= =============

                                      F-25

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


13. QUARTERLY FINANCIAL RESULTS (UNAUDITED):

     Restatements:

     The unaudited quarterly financial information for the second quarter of 2001, as originally reported, has been restated for one sales transaction for which the sales documentation did not support the transfer of risks and rewards of ownership of the product to the customer. The unaudited quarterly financial information in 2001, as originally reported, has also been restated to change the valuation of stock-based compensation. Stock-based compensation is measured at the fair value the securities issued or, in the case of options to employees, using an intrinsic approach. Prior to 2001, the Company appropriately utilized an amount equal to the discounted trading market prices of the Company's common stock for measuring stock-based compensation, due to among other reasons the highly volatile market. The Company continued this practice during the first three quarters of 2001, but determined that a significant discount against the trading market price was not warranted. The restatement reflects the value of stock based compensation using the closing market price on the date of the transaction. In addition, using the closing market prices on the date of the transactions increased the value assigned to the 2001 License Agreement with McBride discussed in Note 9. The restated quarterly amounts reflect increased amortization expense for this change.

     The unaudited quarterly financial information in 2001 and 2000, as originally reported, has been restated to provide valuation allowances against deferred tax assets principally related to net tax operating carryforwards. The restatements are necessary because, in the opinion of management, evidence as to the recovery of the deferred tax assets, principally projections of future taxable income, does not rise to the "more likely than not" criteria set forth in Financial Accounting Standards No. 109, Accounting for Income Taxes.

     Fourth Quarter Activity

     The net loss and net loss per share in the fourth quarter of 2001 were higher than amounts experienced in the preceding three quarters because of certain fourth quarter transactions including (i) charges of $310,800 for employee stock-based compensation, (ii) charges of $262,570 for non-employee stock-based compensation and (iii) significant legal expenses of $228,000.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


14. EARNINGS PER SHARE COMPUTATIONS:

                                           Year Ended December 31,
                                          2001            2000
                                      -------------  -------------
                                                      ( Restated )
Net (loss) income                     $  (2,829,836) $  (3,643,783)
                                      =============  =============
Pro forma net income (unaudited)

Weighted average common shares:
     Basic                               21,193,616     12,051,616
     Dilutive options                           --             --
                                      -------------  -------------
     Diluted shares                      21,193,616     12,051,616
                                      =============  =============
Basic net income (loss) per share:
     Historical                       $       (0.13) $       (0.30)
                                      =============  =============
Diluted net income (loss) per share:
     Historical                       $       (0.13) $       (0.30)
                                      =============  =============

                                   SEAVIEW VIDEO TECHNOLOGY, INC.
                                      CONDENSED BALANCE SHEETS

                                               ASSETS

                                                                    September 30,      December 31,
                                                                        2002              2001
                                                                    (Unaudited)
                                                                    -------------     -------------
Current Assets:
    Cash and cash equivalents                                       $    337,920      $      5,233
    Accounts receivable trade, net of allowance for
     doubtful accounts of $32,361 in 2002 and $24,389
     in 2001                                                             110,438            79,014
    Accounts receivable - factor                                          92,000                --
    Inventories                                                          390,331           742,690
    Prepaid expense and other current assets                              58,383            80,797
    Note receivable--officers                                             43,000            50,000
    Note receivable                                                       33,412                --
                                                                    -------------     -------------
        Total current assets                                           1,065,484           957,734

Licensing rights, net of accumulated amortization of $671,483
  in 2002 and $361,568 in 2001                                         1,394,617         1,704,532
Property and equipment, net                                              283,026           379,565
Deferred finance costs                                                    83,889                --
Due from related party                                                    93,861            93,861
                                                                    -------------     -------------
        Total assets                                                $  2,920,877      $  3,135,692
                                                                    =============     =============

Liabilities and Stockholders' Equity

Current Liabilities:
    Accounts Payable                                                     886,037           764,959
    Accrued liabilities                                                  265,565           167,784
    Advance from factor                                                   69,000                --
    Short term debt                                                       49,444                --
    Deferred revenue                                                      32,765            48,226
                                                                    -------------     -------------
        Total current liabilities                                      1,302,811           980,969
                                                                    -------------     -------------
Long Term Liabilites
        Litigation settlement                                          1,200,000                --
                                                                    -------------     -------------
        Total liabilites                                               2,502,811           980,969
                                                                    -------------     -------------
Stockholders' equity:
Common stock, $.001 par value, 100,000,000 shares authorized;
  issued and outstanding (37,236,548 - 2002; 28,571,809 - 2001)           37,237            28,572
Additional paid-in capital                                            11,321,015         9,018,699
Treasury stock, at cost, 353,575 shares                                 (277,757)         (277,757)
Unearned restricted stock compensation                                  (211,239)         (130,502)
Stock subscription                                                        (5,000)               --
Accumulated deficit                                                  (10,446,190)       (6,484,289)
                                                                    -------------     -------------
        Total stockholders' equity                                       418,066         2,154,723
                                                                    -------------     -------------
        Total liabilities and stockholders' equity                  $  2,920,877      $  3,135,692
                                                                    =============     =============

        The accompanying notes are an integral part of these condensed financial statements

                                                 F-28

                               SEAVIEW VIDEO TECHNOLOGY, INC.
                            CONDENSED STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                                          Three Months Ended September 30,
                                                          -------------------------------
                                                               2002              2001
                                                          -------------     -------------
                                                                             ( Restated )
Net Revenue                                               $    236,740      $    184,745
Cost of goods sold                                             184,871            93,568
Loss from write-down of inventory                              110,221                --
                                                          -------------     -------------
     Gross Profit (loss)                                       (58,352)           91,177
Operating expenses:
     Salaries and wages                                        178,166           117,793
     Advertising and promotions                                 10,394           105,323
     Depreciation and amortization                             118,772           123,183
     Research and development                                    8,476                --
     Professional and consulting fees                          144,860           164,585
     Other expenses                                            169,032           202,235
                                                          -------------     -------------
         Total operating expenses                              629,700           713,119
                                                          -------------     -------------
Net loss from operations                                      (688,052)         (621,942)

Other income (expense)                                         (69,079)               --
                                                          -------------     -------------
Loss before taxes                                             (757,131)         (621,942)

Income tax expense                                                  --                --
                                                          -------------     -------------
Net loss                                                  $   (757,131)     $   (621,942)
                                                          =============     =============

Basic and diluted net loss per common share                       (.02)             (.03)
                                                          =============     =============
Basic and diluted weighted average shares outstanding       36,411,167        18,543,178
                                                          =============     =============

   The accompanying notes are an integral part of these condensed financial statements

                                            F-29

                               SEAVIEW VIDEO TECHNOLOGY, INC.
                            CONDENSED STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                                          Nine Months Ended September 30,
                                                          -------------------------------
                                                               2002              2001
                                                          -------------     -------------
                                                                             ( Restated )
Net Revenue                                               $    518,315      $    683,216
Cost of goods sold                                             356,442           344,617
Loss from write-down of inventory                              110,221                --
                                                          -------------     -------------
     Gross Profit                                               51,652           338,599
Operating expenses:
     Salaries and wages                                      1,118,699           436,839
     Advertising and promotions                                168,307           257,260
     Depreciation and amortization                             362,024           317,897
     Research and development                                  195,078            45,502
     Professional and consulting fees                          501,863           446,192
     Other expenses                                            371,219           319,696
     Litigation settlement                                   1,200,000                --
                                                          -------------     -------------
         Total operating expenses                            3,917,190         1,823,386
                                                          -------------     -------------
Net loss from operations                                    (3,865,538)       (1,484,787)

Other income (expense)                                         (96,363)           (8,618)
                                                          -------------     -------------
Loss before taxes                                           (3,961,901)       (1,493,405)

Income tax expense                                                  --                --
                                                          -------------     -------------
Net loss                                                  $ (3,961,901)     $ (1,493,405)
                                                          =============     =============

Basic and diluted net loss per common share                       (.12)             (.08)
                                                          =============     =============
Basic and diluted weighted average shares outstanding       33,167,690        18,734,602
                                                          =============     =============

   The accompanying notes are an integral part of these condensed financial statements.

                                            F-30

                                   SEAVIEW VIDEO TECHNOLOGY, INC.
                                CONDENSED STATEMENTS OF CASH FLOWS
                                            (UNAUDITED)

                                                                           Nine Months Ended
                                                                           -----------------
                                                                     September 30,    September 30,
                                                                         2002             2001
                                                                     ------------     ------------
                                                                                      ( Restated )
Cash flows from Operating activities:
    Net Loss                                                         $(3,961,901)     $(1,493,405)
    Adjustments to reconcile net loss to net cash flows
        from operating activities:
        Litigation settlement                                          1,200,000               --
        Depreciation                                                      52,109           59,634
        Bad debt expense                                                  47,766               --
        Loss on disposal of property and equipment                        25,514               --
        Loss from write-down of inventory                                110,221               --
        Amortization of licensing rights                                 309,915               --
        Amortization of unearned compensation                            157,650          486,261
        Amortization of deferred finance costs                            19,444               --
        Accretion of debt discount                                         4,111               --
        Equity in loss of affiliate                                           --            8,618
        Stock-based compensation expenses                              1,032,082          190,598
     Changes in operating assets and liabilities:
        Accounts receivable trade                                       (171,190)           9,865
        Inventories                                                      242,138         (344,294)
        Prepaid expenses                                                  17,414          (13,533)
        Accounts payable trade                                           121,078          362,354
        Accrued liabilities                                               97,781           (7,075)
        Deferred revenue                                                 (15,461)              --
                                                                     ------------     ------------
Net cash flows from operating activities                                (711,329)        (740,977)

Cash flows from investing activities:
       Issuances of notes receivable                                     (74,439)              --
       Collection of notes receivable                                     41,027               --
       Collection of notes receivable - officers                           7,000               --
       Proceeds from disposal of property and equipment                   25,000               --
       Purchase of property and equipment                                 (6,084)              --
                                                                     ------------     ------------
Net cash flows from investing activities                                  (7,496)              --

Cash flows from financing activities:
       Proceeds from officer loan                                             --          235,000
       Proceeds from long-term debt                                       30,000               --
       Proceeds from factoring receivables                                69,000               --
       Proceeds from sales of common stock                               331,500          472,950
       Proceeds from convertible debentures                              621,012               --
                                                                     ------------     ------------
Net cash flows from financing activities                               1,051,512          707,950

Net change                                                               332,687          (33,027)
Cash at the beginning of the period                                        5,233           41,264
                                                                     ------------     ------------
Cash at the end of the period                                            337,920            8,237
                                                                     ============     ============

Supplemental Disclosures of Cash Flow Information:

Non-cash financing activities:
       Conversion of accounts payable into 735,000 common shares     $   156,250               --
                                                                     ============     ============
       Conversion of convertible debentures into 301,595
         and 400,000 shares, respectively of common stock            $    96,510      $   100,000
                                                                     ============     ============
       Stock returned as note repayment                              $        --      $   277,757
                                                                     ============     ============
       Issuance of stock for licensing rights                        $        --      $ 2,066,100
                                                                     ============     ============
       Receivables from sale of stock                                $        --      $   486,450
                                                                     ============     ============

Other cash flows information:

     Cash paid for taxes                                                      --               --
                                                                     ============     ============
     Cash paid for interest                                                   --               --
                                                                     ============     ============

       The accompanying notes are an integral part of these condensed financial statements.

                                                 F-31

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION

The Company's interim financial statements included herein are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operating results for the nine month period ended September 30, 2002, are not necessarily indicative of the results that can be expected for a full fiscal year.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of $3,961,901 during the nine months ended September 30, 2002, has used cash of $711,329 during the same period in maintaining its operations, and has a working capital deficiency of $237,327 as of September 30, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's losses have arisen as a result of weak Marine Product Segment sales, driven largely by the economic downturn in the marine industry. In addition, the Company has devoted significant efforts in the further development and marketing of products in its Security Products Segment, which, while now showing tangible results in the form of purchase orders both received and forthcoming, cannot yet be classified as sufficient to totally fund operations for any period of time.

The Company's ability to continue is dependent upon: raising additional capital to fund operations and development; the further development of the Security Products Segment; and, ultimately, its ability to achieve profitable operations. During the nine months ended September 30, 2002, the Company received $1,051,512 in debt and equity financing and is currently addressing several additional financing sources. However, there can be no assurances that additional financing can be obtained on conditions considered by management to be reasonable and appropriate. The financial statements do not include any adjustments that might arise as a result of this uncertainty.

Certain amounts as previously presented in the 2001 financial statements have been reclassified to conform to the current year presentation.

2.   FACTORED ACCOUNTS RECEIVABLE

During the third quarter of 2002, the Company entered into an accounts receivable financing facility under which cash collections on certain eligible accounts receivable are assigned to a financial institution. Under this arrangement, eligible customers make their payments directly to the financial institution. Upon receipt of payment, the financial institution remits the balance of the factored account, less its fees, to the Company. The Company has received aggregate proceeds of $69,000 under the factoring arrangement, related to gross factored accounts receivable of $92,000. The Company is accounting for its accounts receivable factoring arrangement as a secured borrowing pursuant to SFAS No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. The Company's assets, including accounts receivable, inventory and property and equipment secure the agreement. As a result, the balances of accounts receivable assigned to the lending institution as of September 30, 2002 are shown as assets of the Company and the amounts advanced to the Company are shown as payable to the factor. The related service charge is reflected in interest expense in the period that the accounts receivable are transferred.

SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


3.   NOTE RECEIVABLE

During February 2002, the Company issued a note receivable with a face value of $75,000 to a consultant for legal fees paid on the consultant's behalf. The legal fees were for the filing of international patent rights related to the patents that the Company has licensed from the borrower. This note is unsecured, non-interest bearing and payable in full within 180 days. During the nine months ended September 30, 2002, the Company applied approximately $40,000 of royalties due to the consultant against the note, and plans to liquidate the balance in a similar matter.

4.   INTANGIBLE ASSETS

Our intangible assets consist of the following at September 30, 2002 and December 31, 2001:

           September 30, 2002            Marine        Security
                                        Products       Products         Total
                                       -----------    -----------    -----------
Intangible asset cost                  $  706,000     $1,360,100     $2,066,100
Less: accumulated amortization            229,450        442,033        671,483
                                       -----------    -----------    -----------
                                       $  476,550     $  918,067     $1,394,618
                                       ===========    ===========    ===========

           December 31, 2001             Marine        Security
                                        Products       Products         Total
                                       -----------    -----------    -----------

Intangible asset cost                  $  706,000     $1,360,100     $2,066,100
Less: accumulated amortization            123,550        238,018        361,568
                                       -----------    -----------    -----------
                                       $  582,450     $1,122,082     $1,704,532
                                       ===========    ===========    ===========

Supplemental annual, year-to-date, and quarterly information is as follows:

       Amortization expense:
          Three months ended September 30, 2002        $     103,500
                                                       ==============
          Nine months ended September 30, 2002         $     310,000
                                                       ==============
       Estimate future amortization
        expense for the years ended
              December 31:
                 2002                                  $     413,220
                                                       ==============
                 2003                                        413,220
                                                       ==============
                 2004                                        413,220
                                                       ==============
                 2005                                        413,220
                                                       ==============
                 2006                                         52,042
                                                       ==============

Transitional disclosure amounts required by Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets do not differ from our actual reported result for the last two fiscal years ended December 31, 2001.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


5.   SHORT-TERM DEBT

During January 2002, the Company received $96,510 in borrowings under a 10% convertible debenture. At the option of the lender, the principal portion of the note can be converted into 301,595 shares of the Company's restricted common stock at a conversion price of $.32 per share through December 31, 2002. The stated conversion price was equal to the market price of the common stock on the commitment date. The holder exercised the conversion feature on June 5, 2002.

On September 20, 2002 (Commitment Date), the Company entered into a Securities Purchase Agreement that provides for the issuance of convertible notes payable up to an aggregate face value of $1,000,000 and warrants to acquire up to an aggregate 3,000,000 shares of the Company's common stock. The agreement provides for the funding of the notes in three traunches, of which the first two, amounting to $350,000 each with 1,050,000 warrants each were issued on September 20, 2002 and September 30, 2002, respectively. Each trauch matures on the one year anniversary date of issuance, assuming no conversion or prepayment. Funding of the remaining traunch ($300,000 in convertible notes and warrants to acquire 900,000 shares of common stock) is contingent upon the effective registration of the common shares underlying the debt and warrants. The convertible notes bear interest at 12% and are payable in one year from the date of issuance; interest is payable quarterly. The notes were issued at an effective discount of 87% of face value. The convertible notes are convertible into shares of common stock solely at the creditor's option at a conversion rate amounting to the lower of
(i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock for the 20 trading days before the conversion date. On the Commitment Date, the Company's closing market value was $0.13 and the three lowest intraday trading prices for the 20 trading days before the Commitment Date were all $0.12; thus the conversion rate on the Commitment Date amounted to $0.06 per common share. The warrants, which have an exercise price of $0.10 and a three-year term, were fully issued on the Commitment Date.

During September 2002, the Company allocated the proceeds received from the first two traunches of convertible notes and warrants between the securities based upon their relative fair values. Fair value for the warrants was determined using the Black-Scholes pricing model; the face value of the notes was considered by management to equal their respective fair values. As a result of this allocation, approximately $102,000 was recorded for the warrants as paid in capital in the month of September. The assumptions used to determine fair value under the Black-Sholes pricing model included an exercise price of $1.00, share market price of $0.11 - $0.13, term of 1,080 days, volatility of 50%, and interest rate of 16%. In addition, the Company allocated the remaining proceeds of the convertible notes to the embedded beneficial conversion feature represented by the excess that the market value of the common stock on the commitment date exceeded the conversion rate. The debt will be accreted to its face value through periodic charges to interest expense over the term of the underlying notes. Similar accounting treatment will be afforded the contingent third traunch if and when it is funded.

The effective interest rate on the convertible notes payable amounts to 126%, assuming that the notes are held to maturity. The effective interest rate results from the amortization of discounts to the face value of the convertible notes payable, amortization of debt issue costs and the contractual interest rate over the term of the notes as follows:

                                                  Amount           Percent
                                              -----------------------------
         Discounts to face value:
            Beneficial conversion feature     $    510,000           73%
            Allocation to warrants                 102,000           15%
            Original issue discount                 88,000           13%
                                              -----------------------------
                                                   700,000          101%
         Other interest expense:
            Amortization of debt costs              88,000           13%
            Contractual interest rate               84,000           12%
                                              -----------------------------
                                              $    872,000          126%
                                              =============================

Amortization of the debt discounts and debt issue costs during the quarter ended September 30, 2002 amounted to $19,000 and 4,000, respectively. Combined amortization for the fourth fiscal quarter of the year ended December 31, 2002 and the full year ended December 31, 2003 will amount to $197,000 and $568,000, respectively, assuming that the notes are held to maturity.

The accrual of interest expense and the amortization of discounts to the face value will be discontinued upon conversion or prepayment of the convertible notes earlier than the maturity dates. Upon conversion, if any, the remaining carrying balance of the notes payable will be converted to equity, net of the unamortized debt issue costs. Upon prepayment, if any, the Company will recognize a loss to the extent that the carrying value of notes payable, less unamortized debt issue costs, are less than the prepayment amount.

On September 30, 2002, in connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement that provides for the registration of the common shares underlying the aforementioned convertible notes payable and warrants. The Registration Rights Agreement requires the Company's best efforts to file an effective registration statement within 120 days following the Commitment Date. Penalty provisions under the Registration Rights Agreement provide for a cash payment of 2% of the outstanding face value of convertible notes payable for every full month following the 120-day period that the registration statement is not effective. As of September 30, 2002, the monthly penalty would amount to $14,000 for every month (prorated for partial months) following February 20, 2003.

The convertible debt agreements issued under the Securities Purchase Agreement contain various restrictive covenants, including prohibitions on distributions of capital stock, stock repurchases, borrowings, sale of assets, advances and loans, and contingent liabilities. The Company was in compliance with these covenants at June 30, 2002 and September 30, 2002. Additionally, these debt agreements contain cross-default provisions that result in a default in the event of an uncured default on any other Company indebtedness.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


6.   STOCKHOLDERS' EQUITY

During the nine months ended September 30, 2002, 2,818,583 shares of the Company's restricted common stock were sold through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, representatives of the Company, and accredited investors for the purchase of restricted common stock. Proceeds from the offering amounted to $331,500.

During the nine months ended September 30, 2002, the Company issued 2,818,300 shares of restricted common stock to employees and directors as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $702,607 in the aggregate.

During the nine months ended September 30, 2002, the Company issued 1,613,261 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock issued was valued based upon the trading market prices on the dates of issuance, or $357,472 in the aggregate. As of September 30, 2002, unearned consulting expense amounted to $237,444. Consulting expense amortized into earnings during the nine month period ending September 30, 2002 amounted to $131,445.

During the nine months ended September 30, 2002, the Company issued 735,000 shares of restricted common stock to trade creditors to relieve $156,250 in trade accounts payable. The common stock issued was valued based upon the trading market prices on the dates of issuance, and resulted in no gain or loss from extinguishments of these liabilities.

During the nine months ended September 30, 2002, the Company issued 378,000 shares of Restricted common stock to investors for financing fees. The common stock was valued based upon the trading market prices on the dates of issuance, or $49,140 in the aggregate.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


7.   COMMITMENTS AND CONTINGENCIES

Litigation, claims and assessment:

The Company is a defendant in a consolidated class action lawsuit pending in the United States District Court for the Middle District of Florida against the Company and McBride, the Company's former chief executive officer. Commencing in May 2001, five nearly identical class action lawsuits were filed against the Company and McBride, and, on July 24, 2001, those lawsuits were consolidated. In the five initial complaints, the plaintiffs thereto claimed violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. In the five initial complaints, the plaintiffs to those actions alleged, among other things, that from March 30, 2000 to March 19, 2001, the Company and McBride misstated the Company's sales and revenue figures; improperly recognized revenues; misrepresented the nature and extent of the Company's dealer network; falsely touted purported sales contracts and agreements with large retailers; misrepresented the Company's ability to manufacture, or to have manufactured, its products; and misrepresented the Company's likelihood of achieving certain publicly announced sales targets. The consolidated amended class action complaint was filed in December 2001. As amended, the consolidated complaint seeks compensatory and other damages, and costs and expenses associated with the litigation and now also seeks relief against James Cox, the Company's Secretary and Treasurer, on the same grounds as the claims against Seaview and McBride. In February 2002, the Company filed its motion to dismiss. The plaintiffs responded to the motion to dismiss in early April 2002. On May 17, 2002, the Company reached an agreement in principle, in the form of a Memorandum of Understanding, to settle the action. In the settlement, the Company would tender 6,000,000 shares of its free trading common stock to the class participants. In addition, the Company would pay, up to a maximum of $125,000, for costs incurred by the plaintiffs in the litigation, plus the costs of settlement notice and administration. The Company and the plaintiffs' counsel have agreed to prepare and execute a definitive Stipulation of Settlement and jointly seek preliminary and final Court approval. The Settlement is conditional upon receiving final judicial approval of the Stipulation. However, in management's opinion such approval is probable. Accordingly, the Company has provided for the impending settlement in the accompanying financial statements by accruing a liability of $1,200,000, which is equal to the current fair market value of the settlement shares, plus an estimated amount for expenses.

License agreements and royalties:

        o License of Video Security System Technology: In October 1999, the Company entered into a licensing agreement with VideoCom, Inc. for its powerline technologies, which are utilized in the SecureView product line. The agreement is effective through the expiration of the patents licensed in the agreement (through October 2012). The agreement obligates the Company to pay royalties equal to between $5 and $10 per unit of licensed products sold, with minimum annual royalties of between $120,000 and $200,000. $40,000 of expense related to this agreement was incurred during the six months ended June 30, 2002.

        o License of Underwater Camera Technology: In February 2001, the Company entered into a consulting and licensing agreement with Richard McBride for a license to exploit certain patented technologies for its SeaView product line. The agreement is effective through the expiration of patents licensed in the agreement (through July 2014). The Company paid 997,000 shares of the Company's common stock in 2001 for the license and recorded an intangible asset for the estimated fair value of the shares ($2,066,100), which is being amortized over 5 years.

8.   CUSTOMER CONCENTRATIONS

Although the Company serves a large and varied group of customers, one customer accounted for 39% and 18% of total revenue for the three and nine months ended September 30, 2002, respectively. No customers accounted for more than 10% of total revenue for the three or nine months ended September 30, 2001.

9.   SEGMENT INFORMATION

The Company operates in two identifiable industry segments. The Company's Marine Products Segment is engaged in the sale of underwater video cameras, lights and accessories, principally to retail sporting goods businesses throughout the United States. The Company's Security Products Segment is engaged in the development and sale of video security systems to retail, commercial and governmental entities throughout the United States. There are no significant concentrations of revenue with any one customer. The Company's facilities and other assets are, generally, not distinguished between the identifiable segments. Other financial information about the Company's segments is as follows:

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


                                          Nine Months Ended September 30, 2002
                                         ---------------------------------------

                                          Security       Marine
                                          Products       Products        Total
                                         ----------     ----------    ----------

Net revenue                              $ 314,306      $ 204,009     $ 518,315
Cost of sales                              249,542        106,900       356,442
Loss from write-down of inventory          110,221             --       110,221
                                         ----------     ----------    ----------
Gross profit                             $ (45,457)     $  97,109     $  51,652
                                         ==========     ==========    ==========
Research and development:
  Stock-based                            $  85,378      $      --     $  85,378
  Other                                  $ 109,709      $      --     $ 109,709


                                          Nine Months Ended September 30, 2001
                                         ---------------------------------------

                                          Security       Marine
                                          Products       Products        Total
                                         ----------     ----------    ----------

Net revenue                              $      --      $ 683,216     $ 683,216
Cost of sales                                   --        344,617       344,617
                                         ----------     ----------    ----------
Gross profit                             $      --      $ 338,599     $ 338,599
                                         ==========     ==========    ==========
Research and development:
  Stock-based                            $  45,502      $      --     $  45,502
  Other                                  $      --      $      --     $      --


10.   RESTATEMENTS

The unaudited quarterly financial information for the quarterly and nine month periods ending September 30, 2001, as originally reported, have been restated for the following matters:

SALES ADJUSTMENT--The unaudited financial statements have been restated to reverse a sales transaction with a $200,000 value and $108,000 margin. The restatement is necessary because title to this product did not transfer to the customer.

EQUITY IN LOSSES OF INVESTEE--The unaudited financial statements have been restated to reduce the original valuation afforded the contribution of Golden Springs LLC ("Golden") equity investment from $1,027,500 to $146,200. This restatement is necessary because the original valuation was incorrectly based upon a discounted value of the Company's common stock that the former Chief Executive Officer personally committed to Golden in exchange for the equity investment. Using the appropriate context in Accounting Principles Board Opinion No. 29 Nonmonetary Transactions, as it relates to nonreciprocal transfers from owners, management has made its best estimate of the value of the investment received, based upon all available evidence. The lower valuation has resulted in restatements to the equity in losses of the investee.

                         SEAVIEW VIDEO TECHNOLOGY, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


STOCK-BASED COMPENSATION--Stock-based compensation is measured at the fair value of the securities issued. Prior to 2001, the Company appropriately utilized an amount equal to the discounted trading market prices of the Company's common stock for measuring stock-based compensation, due to among other reasons the highly volatile market. The Company continued this practice during the first three quarters of 2001, but determined that a significant discount against the trading market price was not warranted. The restatement reflects the value of stock based compensation using the closing market price on the date of the transaction. In addition, using the closing market prices on the date of the transactions increased the value assigned to the 2001 "license" Agreement with McBride discussed in Note 7. The restated quarterly amounts reflect increased amortization expense for this change.

DEFERRED INCOME TAXES--The unaudited financial statements have been restated to provide valuation allowances against deferred tax assets principally related to net tax operating loss carryforwards. The restatements are necessary because, in the opinion of management, evidence as to the recovery of the deferred tax assets, principally projections of future taxable income, did not rise to the "more likely than not" criteria set forth in Financial Accounting Standards No. 109, Accounting for Income Taxes.

Quarterly financial results for the three and nine months ended September 30, 2001 as originally reported and as restated are as follows:

                                         Three Months Ended   Nine Months Ended
                                         September 30, 2001   September 30, 2001
                                         ------------------   ------------------

       Revenues, as originally reported     $   184,745          $   891,216
         Sales adjustment                            --             (208,000)
                                            ------------         ------------
      Revenues, as restated                 $   184,745          $   683,216
                                            ============         ============

      Net loss, originally reported         $  (332,730)         $  (688,562)
      adjustment for:
        Margin on sales adjustment                   --             (108,000)
        Equity in losses of investee             33,868               96,277
        Stock-based compensation                 (7,046)            (105,548)
        Licensing rights amortization          (103,305)            (258,263)
        Deferred income taxes                  (212,729)            (429,309)
                                            ------------         ------------
      Net loss, as restated                 $  (621,942)         $(1,493,405)
                                            ============         ============

      Net loss per share, originally
        reported:                           $     (0.02)         $     (0.04)
                                            ============         ============
      Net loss per share, as restated       $     (0.03)         $     (0.08)
                                            ============         ============

_______________________________________  _______________________________________

You should rely only on the information
contained in this prospectus. We have not
authorized anyone to provide you with
information different from the
information contained in this prospectus.
This document may only be used where it
is legal to sell the securities. The
information in this document may only
be accurate on the date of this document.          UP TO 46,194,489 SHARES
                                                            OF OUR
                                                         OF COMMON STOCK

                TABLE OF CONTENTS
                                            Page
                                            ----

Prospectus Summary...........................2
Risk Factors.................................3
Use Of Proceeds..............................8   SEAVIEW VIDEO TECHNOLOGY, INC.
Market For Common Equity And Related
        Stockholder Matters..................9        200 Madonna Boulevard
Management's Discussion And Analysis                  Tierra Verde, FL 33715
        Or Plan Of Operation................10
Business....................................17           (727) 866-7440
Management..................................24
Certain Relationships And Related
        Transactions........................30
Security Ownership Of Certain Beneficial
        Owners And Management...............31
Description Of Securities...................32
Plan Of Distribution........................33
Selling stockholders........................33
Legal Matters...............................36
Experts.....................................37
Available Information.......................38
Index To Financial Statements...............39
                                                         ________________

                                                            PROSPECTUS

                                                         ________________

                                                        December __, 2002
_______________________________________  _______________________________________

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         SeaView's Articles of Incorporation, as amended, provide to the fullest extent permitted by Florida law, a director or officer of SeaView shall not be personally liable to SeaView or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of SeaView' Articles of Incorporation, as amended, is to eliminate the right of SeaView and its shareholders (through shareholders' derivative suits on behalf of SeaView) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. SeaView believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSEAMOUNT

           SEC Registration fee                    $552.49
           Accounting fees and expenses          10,000.00*
           Legal fees and expenses               35,000.00*
           Printing and related expenses
                                    TOTAL       $45,552.49*
                                                ===========

* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

2000 and 1999 Transactions

         From December 1999 until April 2000, the Company issued to accredited investors 8% convertible debentures for proceeds of $ 3,288,000. The debentures were for a term of twelve months and were non-interest bearing for an initial period, after which, interest was payable quarterly. No interest was paid on the debentures. The debentures were convertible at the option of the holders into shares of the Company's restricted common stock at conversion rates ranging from $0.50 to $8.00 per share, based upon the market prices of the common stock on the date of issuance of debentures. During the year ended December 31, 2000, the Company exchanged $3,188,000 of the debentures for an aggregate of 5,373,584 shares of the Company's common stock. Debentures of $100,000 that remained outstanding at December 31, 2000 were exchanged for 200,000 shares of the Company's common stock during 2001 based upon the original terms. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During the year ended December 31, 2000, warrants were exercised for 649,000 shares of common stock at $1.00 per share from a previous resolution dating from the reverse merger into Gopher, Inc. No warrants remain outstanding as of December 31, 2000. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During the year ended December 31, 2000, the Company issued 182,500 shares of restricted common stock to 15 employees under an employee bonus arrangement. Compensation expense of $137,460 was recognized in connection with the issuance.*

         During the year ended December 31, 2000, the Company issued 397,600 shares of common stock with a fair value of $271,255 as payment for financial services. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On July 12, 2000, we loaned an accredited investor Richard McBride, former president and CEO, 150,000 shares of our common stock to purchase a 20% interest in Golden Springs, LLC. Golden Springs LLC is a development stage enterprise that is developing a private health spa in West Central Florida. Mr. McBride was to replace the shares shortly after the transaction, however, in addition to replacing the 150,000 shares, Mr. McBride donated the 20% interest in Golden Springs to us. We accounted for the Golden Springs LLC transaction as a capital contribution at its estimated fair value of $146,000. Our share of losses in the equity investment amounted to approximately $8,000 and $138,000 during the years ended December 31, 2001 and 2000, respectively. The investment is currently estimated to have no value.*

2001 Transactions:

         8,937,000 shares of the Company's restricted common stock were sold at $.10 per share through a private equity placement exempt from registration under
Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, and representatives of the Company for the purchase of restricted common stock. Proceeds from the offering amounted to $975,700.

         The Company issued 676,500 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock was valued based upon the trading market prices on the dates of issuance, or $800,055 in the aggregate. Compensation expense of $372,070 was immediately recorded upon issuance and an additional $297,483 was amortized during the period from issuance through year-end. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         The Company issued 765,000 shares of restricted common stock to employees as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $368,550 in the aggregate. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On February 14, 2001, issued 1,000,000 shares to an accredited investor Richard L. McBride pursuant to a Consulting and Licensing Agreement. Mr. McBride, our former CEO, developed and filed in his name individually, certain patents, patent applications and provisional patent applications. Us as licensee and Mr. McBride as licensor, have set forth the terms and conditions with respect to the granting of the licensing rights. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

2002 Transactions:

         During the second quarter 2002, 1,387,333 shares of the Company's restricted common stock were sold between $.10 and $.20 per share through a private equity placement exempt from registration under Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D, thereof. The placement was open to select officers, employees, accredited investors, and representatives of the Company for the purchase of restricted common stock. Proceeds from the offering amounted to $161,500.

         During the second quarter 2002, the Company issued 1,259,100 shares of restricted common stock to employees as compensation for services. The restricted common stock, which was fully vested upon issuance, was valued based upon the trading market prices on the dates of issuance, or $321,848 in the aggregate. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During the second quarter 2002, the Company issued 730,845 shares of restricted common stock to consultants as compensation for consulting services, which contained various vesting terms and conditions. The restricted common stock was valued based upon the trading market prices on the dates of issuance, or $169,387 in the aggregate. Compensation expense of $20,485 was recorded for these issuances through the end of the quarter, and the balance of $148,902 was recorded as unearned restricted stock compensation. Additionally, $38,375 of compensation expense was recognized in relation to amortization of unearned restricted stock compensation relating to common shares issued to consultant as compensation in previous years. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During the second quarter 2002, the Company issued 301,595 shares of restricted common stock for the retirement of a $96,510 convertible debenture that was converted at the option of the lender. The conversion price was $.32 per share, equal to the market price of the common stock on the date of the initial borrowing. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During the second quarter 2002, the Company issued 500,000 shares of restricted common stock to a supplier for a $79,010 reduction in the Company's liability. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         As of November 1, 2002, three accredited investors Messrs. Bernardich, CEO, Bauer, CFO, and Ambler, COO, have received 887,400, 745,700 and 761,500 shares of our restricted common stock in lieu of salary. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with three accredited investors on September 20, 2002 for the sale of (i) $1,000,000 in convertible debentures and (ii) a warrants to buy 3,000,000 shares of our common stock. The investors are obligated to provide us with the funds as follows:

        o   $350,000 was disbursed on September 20, 2002

        o   $350,000 was disbursed on September 30, 2002

        o $300,000 will be disbursed within ten days of the effectiveness of this prospectus.

The debentures bear interest at 12%, mature on three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.075 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the convertible debentures are due upon default under the terms of convertible debentures. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.10 per share.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of SeaView or executive officers of SeaView, and transfer was restricted by SeaView in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27.  EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean SeaView Video Technology, Inc., a Nevada corporation.

Exhibit No.         Description
-----------         -----------

                      ARTICLES OF INCORPORATION AND BYLAWS

     3.1       Articles of Incorporation*

     3.2       Certificate of Amendment of Articles of Incorporation*

     3.4       Certificate of Amendment of Articles of Incorporation*

     3.5       Bylaws*

                 INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

     4.1       Common Stock Purchase Warrant with AJW Offshore, Ltd.

     4.2       Common Stock Purchase Warrant with AJW Partners, LLC.

     4.3       Common Stock Purchase Warrant with AJW Qualified Partners, LLC.

     4.4       Convertible Debenture with AJW Offshore, Ltd.

     4.5       Convertible Debenture with AJW Partners, LLC.

     4.6       Convertible Debenture with AJW Qualified Partners, LLC.

     4.7       Securities Purchase Agreement for the $1,000,000 financing.

     4.8       Security Agreement

     4.9       Registration Rights Agreement

                           OPINION REGARDING LEGALITY

     5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

                               MATERIAL CONTRACTS

     10.1 Consulting and Licensing Agreement (incorporated by reference to our Form 8-K filed February 14, 2001.

     10.2 Consultant Services Plan (incorporated by reference to our Form S-8, filed September 18, 2001).

     10.3 Amended Consultant Services Plan (incorporated by reference to our Form S-8, filed February 25, 2002).

Exhibit No.         Description
-----------         -----------

                         CONSENTS OF EXPERTS AND COUNSEL

     23.1      Consent of Aidman, Piser & Company, P.A. (filed herewith).

     23.2      Consent of Carol McAtee, C.P.A. (filed herewith).

     23.3      Consent of legal counsel (see Exhibit 5).

* To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

              (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Tierra Verde, State of Florida, on December 12, 2002.

                                     SEAVIEW VIDEO TECHNOLOGY, INC.

                                     By: /s/ George S. Bernardich, III
                                         ---------------------------------------
                                         George S. Bernardich, President and CEO

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                         TITLE                                    DATE

/s/ George S. Bernardich, III              President, Chief Executive Officer and     December 12, 2002
--------------------------------           Chairman
    George S. Bernardich, III


/s/ Douglas Bauer.                         Chief Financial Officer and Secretary      December 12, 2002
--------------------------------           (Principal Accounting Officer)
    Douglas Bauer


/s/ Myles Gould                            Director                                   December 12, 2002
--------------------------------
    Myles Gould


/s/ Dr. Bradford Gould                     Director                                   December 12, 2002
--------------------------------
    Dr. Bradford Gould
